Execution Version THIRD AMENDMENT TO CREDIT AGREEMENT THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of May 27, 2022 (the “Third Amendment Effective Date”), is by and among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Corporation (bry), a Delaware corporation (the “Parent”, and together with the Borrower, the “Loan Parties”), each of the Lenders that is a signatory hereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). R E C I T A L S A. The Borrower, the Parent, the Administrative Agent, the Issuing Bank and the Lenders are parties to that certain Credit Agreement dated as of August 26, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of December 8, 2021 and that certain Second Amendment to Credit Agreement dated as of May 2, 2022, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower. B. The parties hereto desire to enter into this Third Amendment to, among other things, (i) amend the Credit Agreement as set forth herein effective as of the Third Amendment Effective Date, (ii) increase the Borrowing Base from $200,000,000 to $250,000,000 and (iii) establish the Aggregate Elected Commitment Amounts at $200,000,000. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement. Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date in the manner provided in this Section 2. 2.1 Amendment of Credit Agreement. The Credit Agreement is hereby amended effective as of the Third Amendment Effective Date to reflect the changes which are attached as Exhibit A hereto, such that the terms set forth in Exhibit A hereto which appear in bold and double underlined text (inserted text) shall be added to the Credit Agreement and the terms appearing as text which is stricken (deleted text) shall be deleted from the Credit Agreement. For the avoidance of doubt, except as set forth in Sections 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, nothing in this Third Amendment amends or modifies the Annexes, Exhibits or Schedules to the Credit Agreement.

Page 2 2.2 Amendment to Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto, and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement as of the Third Amendment Effective Date. 2.3 Exhibit B to Credit Agreement. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto and Exhibit B attached hereto shall be deemed to be attached as Exhibit B to the Credit Agreement. 2.4 Exhibit C to Credit Agreement. Exhibit C to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C attached hereto and Exhibit C attached hereto shall be deemed to be attached as Exhibit C to the Credit Agreement. 2.5 Exhibit K to Credit Agreement. The Credit Agreement is hereby amended to add a new Exhibit K in the form of Exhibit K attached hereto and Exhibit K attached hereto shall be deemed to be attached as Exhibit K to the Credit Agreement. 2.6 Exhibit L to Credit Agreement. The Credit Agreement is hereby amended to add a new Exhibit L in the form of Exhibit L attached hereto and Exhibit L attached hereto shall be deemed to be attached as Exhibit L to the Credit Agreement. Section 3. Borrowing Base. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders hereby agree that, effective as of the Third Amendment Effective Date, the Borrowing Base shall be increased from $200,000,000 to $250,000,000 (the “Borrowing Base Increase”), and the Borrowing Base shall remain at $250,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower and the Lenders acknowledge that (a) the redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Scheduled Redetermination of the Borrowing Base that was scheduled to occur on or about May 1, 2022 for purposes of Section 2.07 of the Credit Agreement and (b) this Third Amendment constitutes a New Borrowing Base Notice for purposes of Section 2.07(d) of the Credit Agreement with respect to the Borrowing Base redetermination provided for in this Section 3. Section 4. Conditions Precedent. The effectiveness of this Third Amendment and the Borrowing Base Increase is subject to the following: 4.1 Counterparts. The Administrative Agent shall have received counterparts of this Third Amendment from the Loan Parties and the Lenders. 4.2 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request. 4.3 Interest. The Borrower shall have paid all accrued and unpaid interest outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date. Section 5. Existing Eurodollar Loans. Notwithstanding anything to the contrary in the Credit Agreement, all “Eurodollar Loans” (under and as defined in the Credit Agreement as in

Page 3 effect immediately prior to giving effect to this Third Amendment) outstanding immediately prior to the effectiveness of this Third Amendment shall, on the Third Amendment Effective Date, be rearranged and converted into a new Borrowing consisting of Term Benchmark Loans with an Interest Period of one-month’s duration (commencing on the Third Amendment Effective Date), and which Term Benchmark Loans shall thereafter be subject to the terms and conditions of the Credit Agreement. In connection with such conversion, the Borrower shall, if requested by the Administrative Agent, deliver an Interest Election Request in accordance with Section 2.04 of the Credit Agreement. Each Lender hereby waives any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement in connection with or as a result of this Section 5. Section 6. Miscellaneous. 6.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this Third Amendment, and this Third Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. 6.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges and renews its continued liability under the Loan Documents to which it is a party, (iv) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty Agreement remains in full force and effect with respect to the Guaranteed Obligations as amended hereby, (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof, after giving effect to this Third Amendment, except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (vi) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Loan Party of this Third Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Third Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (vii) represents and warrants to the Lenders and the Administrative Agent that, immediately after giving effect to this Third Amendment, no Event of Default exists.

Page 4 6.3 Counterparts. Delivery of an executed counterparty of a signature page of this Third Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. 6.4 No Oral Agreement. THIS THIRD AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. 6.5 Governing Law. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. 6.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. 6.7 Severability. Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. 6.8 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 6.9 Loan Document. This Third Amendment constitutes a Loan Document under and as defined in the Credit Agreement. [Signature Pages Follow.]

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] The parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written. BORROWER: BERRY PETROLEUM COMPANY, LLC By: /s/ Cary Baetz Name: Cary Baetz Title: Authorized Representative PARENT: BERRY CORPORATION (BRY) By: /s/ Cary Baetz Name: Cary Baetz Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender By: /s/ Michael A. Harvey Name: Michael A. Harvey Title: Authorized Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] LENDERS: KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ David M. Bornstein Name: David M. Bornstein Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] BOKF, NA as a Lender By: /s/ Sonja Bruce Name: Sonja Bruce Title: Senior Vice President, Energy Banking

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] TRI COUNTIES BANK, as a Lender By: /s/ Aytom Salomon Name: Aytom Salomon Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: /s/ Christopher Kuna Name: Christopher Kuna Title: Senior Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] CATHAY BANK, as a Lender By: /s/ Dale T Wilson Name: Dale T Wilson Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender By: /s/ Dan Martis Name: Dan Martis Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] MACQUARIE INVESTMENTS US INC, as a Lender By: /s/ Ozzie Pagan Name: Ozzie Pagan Title: Executive Director By: /s/ Travis McCullough Name: Travis McCullough Title: Division Director

[EXHIBIT A TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] EXHIBIT A Amended Credit Agreement [Attached]

Exhibit A to Third Amendment to Credit Agreement Dated as of May 27, 2022 US 8895129v.2 US 8895221 US 8895221v.5 CHA715/13038 CREDIT AGREEMENT DATED AS OF AUGUST 26, 2021 AMONG BERRY PETROLEUM COMPANY, LLC, AS BORROWER, BERRY CORPORATION (BRY), AS PARENT JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK VALLEY REPUBLIC BANK, AS SYNDICATION AGENT AND THE LENDERS PARTY HERETO JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS JPMORGAN CHASE BANK, N.A., BOKF, NA, AND KEYBANC CAPITAL MARKETS INC.

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS ....................................................1 Section 1.01 Terms Defined Above ..................................................................................1 Section 1.02 Certain Defined Terms .................................................................................1 Section 1.03 Classification of Loans and Borrowings ................................................3839 Section 1.04 Terms Generally; Rules of Construction ...............................................3839 Section 1.05 Accounting Terms and Determinations; GAAP ........................................39 Section 1.06 Interest Rates ....................................................... ; LIBOR Notification3940 Section 1.07 Letter of Credit Amounts ...........................................................................40 Section 1.08 Divisions ................................................................................................4041 ARTICLE II THE CREDITS.........................................................................................................41 Section 2.01 Commitments .............................................................................................41 Section 2.02 Loans and Borrowings ...............................................................................41 Section 2.03 Requests for Borrowings............................................................................42 Section 2.04 Interest Elections ........................................................................................43 Section 2.05 Funding of Borrowings ..............................................................................44 Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts; Increase, Reduction, and Termination of Aggregate Elected Commitment Amounts ..................................................................45 Section 2.07 Borrowing Base .....................................................................................4549 Section 2.08 Letters of Credit .....................................................................................4952 ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES ..................................................................................................................5459 Section 3.01 Repayment of Loans ..............................................................................5459 Section 3.02 Interest....................................................................................................5459 Section 3.03 Alternate Rate of Interest .......................................................................5560 Section 3.04 Prepayments ...........................................................................................5862 Section 3.05 Fees ........................................................................................................6065 ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS ...........6166 Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs .............6166 Section 4.02 Presumption of Payment by the Borrower .............................................6267 Section 4.03 Defaulting Lenders.................................................................................6368 Section 4.04 Disposition of Proceeds .........................................................................6570 ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY ....................................................................................................6670 Section 5.01 Increased Costs ......................................................................................6670 Section 5.02 Break Funding Payments .......................................................................6772 Section 5.03 Taxes ......................................................................................................6772 Section 5.04 Mitigation Obligations; Replacement of Lenders ..................................7176 Section 5.05 Illegality .................................................................................................7277

ARTICLE VI CONDITIONS PRECEDENT ~~72~~77

Section 6.01 Effective Date ~~72~~77
Section 6.02 Each Credit Event ~~75~~80

ARTICLE VII REPRESENTATIONS AND WARRANTIES ~~76~~81

Section 7.01 Organization; Powers ~~76~~81
Section 7.02 Authority; Enforceability ~~76~~81
Section 7.03 Approvals; No Conflicts ~~76~~82
Section 7.04 Financial Condition; No Material Adverse Change ~~77~~82
Section 7.05 Litigation ~~77~~82
Section 7.06 Environmental Matters ~~77~~83
Section 7.07 Compliance with the Laws and Agreements; No Defaults ~~78~~84
Section 7.08 Investment Company Act ~~79~~84
Section 7.09 Taxes ~~79~~84
Section 7.10 ERISA ~~79~~85
Section 7.11 Disclosure; No Material Misstatements ~~79~~85
Section 7.12 Insurance ~~80~~85
Section 7.13 Restriction on Liens ~~80~~86
Section 7.14 Subsidiaries ~~80~~86
Section 7.15 Location of Business and Offices ~~81~~86
Section 7.16 Properties; Titles, Etc. ~~81~~86
Section 7.17 Maintenance of Properties ~~82~~87
Section 7.18 Gas Imbalances, Prepayments ~~82~~88
Section 7.19 Marketing of Production ~~82~~88
Section 7.20 Hedge Agreements and Qualified ECP Counterparty ~~82~~88
Section 7.21 Use of Loans and Letters of Credit ~~83~~88
Section 7.22 Solvency ~~83~~89
Section 7.23 International Operations ~~83~~89
Section 7.24 USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions ~~83~~89
Section 7.25 Accounts ~~84~~89
Section 7.26 Affected Financial Institution ~~84~~89

ARTICLE VIII AFFIRMATIVE COVENANTS ~~84~~90

Section 8.01 Financial Statements; Other Information ~~84~~90
Section 8.02 Notices of Material Events ~~87~~93
Section 8.03 Existence; Conduct of Business ~~88~~94
Section 8.04 Payment of Obligations ~~88~~94
Section 8.05 Operation and Maintenance of Properties ~~88~~94
Section 8.06 Insurance ~~89~~95
Section 8.07 Books and Records; Inspection Rights ~~89~~95
Section 8.08 Compliance with Laws ~~89~~95
Section 8.09 Environmental Matters ~~90~~95
Section 8.10 Further Assurances ~~90~~96
Section 8.11 Reserve Reports ~~91~~97
Section 8.12 Title Information ~~92~~98
Section 8.13 Additional Collateral; Additional Guarantors ~~93~~99

ii

Section 8.14 ERISA Event ~~93~~99
Section 8.15 Marketing Activities ~~93~~99
Section 8.16 Accounts ~~94~~100
Section 8.17 Minimum Hedging ~~94~~100
Section 8.18 Consolidated Cash Balance Information ~~94~~101
Section 8.19 Post-Closing Required Hedging ~~95~~101
Section 8.20 Unrestricted Subsidiaries ~~95~~101

ARTICLE IX NEGATIVE COVENANTS ~~95~~102

Section 9.01 Financial Covenants ~~96~~102
Section 9.02 Debt ~~96~~102
Section 9.03 Liens ~~98~~105
Section 9.04 Restricted Payments ~~99~~106
Section 9.05 Investments, Loans and Advances ~~101~~108
Section 9.06 Nature of Business; International Operations ~~102~~110
Section 9.07 Limitation on Leases ~~102~~110
Section 9.08 Proceeds of Loans; OFAC ~~103~~110
Section 9.09 ERISA Compliance ~~103~~111
Section 9.10 Sale or Discount of Receivables ~~103~~111
Section 9.11 Mergers, Etc ~~103~~111
Section 9.12 Sale of Properties ~~104~~111
Section 9.13 Environmental Matters ~~105~~113
Section 9.14 Transactions with Affiliates ~~105~~113
Section 9.15 Loan Parties ~~105~~113
Section 9.16 Negative Pledge Agreements; Dividend Restrictions ~~105~~113
Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments ~~106~~114
Section 9.18 Hedge Agreements ~~106~~114
Section 9.19 Amendments to Material Agreements; Amendment to Fiscal Year ~~107~~115
Section 9.20 New Accounts ~~107~~115
Section 9.21 Repayment of Permitted Additional Debt; Amendment to Terms of Permitted Additional Debt ~~107~~115
Section 9.22 Restrictions on Activities of Parent and Intermediate Holdco ~~108~~116
Section 9.23 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries ~~108~~117

ARTICLE X EVENTS OF DEFAULT; REMEDIES ~~109~~117

Section 10.01 Events of Default ~~109~~117
Section 10.02 Remedies ~~111~~119
Section 10.03 Equity Right to Cure. ~~112~~120

ARTICLE XI THE ADMINISTRATIVE AGENT ~~113~~121

Section 11.01 Appointment; Powers ~~113~~121
Section 11.02 Duties and Obligations of Administrative Agent ~~113~~122
Section 11.03 Action by Administrative Agent ~~114~~122
Section 11.04 Reliance by Administrative Agent ~~115~~123
Section 11.05 Subagents ~~115~~123
Section 11.06 Resignation of Administrative Agent ~~115~~124

iii

Section 11.07 Administrative Agent Individually ~~116~~125
Section 11.08 No Reliance ~~117~~125
Section 11.09 Administrative Agent May File Proofs of Claim ~~117~~125
Section 11.10 Withholding Tax ~~118~~126
Section 11.11 Authority of Administrative Agent to Release Collateral and Liens. ~~118~~127
Section 11.12 The Arrangers ~~119~~127
Section 11.13 Credit Bidding ~~119~~127
Section 11.14 Certain ERISA Matters. ~~120~~129
Section 11.15 Erroneous Payments ~~121~~130

ARTICLE XII MISCELLANEOUS ~~122~~131

Section 12.01 Notices ~~122~~131
Section 12.02 Waivers; Amendments ~~125~~134
Section 12.03 Expenses, Indemnity; Damage Waiver ~~127~~135
Section 12.04 Successors and Assigns ~~130~~138
Section 12.05 Survival; Revival; Reinstatement ~~133~~142
Section 12.06 Counterparts; Integration; Effectiveness; Electronic Execution ~~134~~142
Section 12.07 Severability ~~135~~144
Section 12.08 Right of Setoff ~~135~~144
Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS ~~136~~145
Section 12.10 Headings ~~137~~146
Section 12.11 Confidentiality ~~137~~146
Section 12.12 Interest Rate Limitation ~~138~~147
Section 12.13 EXCULPATION PROVISIONS ~~139~~148
Section 12.14 Collateral Matters; Secured Hedge Agreements; Secured Cash Management Agreements ~~139~~148
Section 12.15 No Third Party Beneficiaries ~~140~~149
Section 12.16 USA PATRIOT Act Notice ~~140~~149
Section 12.17 No Fiduciary Duty; etc. ~~140~~149
Section 12.18 Flood Insurance Provisions ~~141~~150
Section 12.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~141~~150
Section 12.20 Acknowledgement Regarding Any Supported QFCs ~~142~~151
Section 12.21 Material Non-Public Information ~~142~~151
Section 12.22 Keepwell 152

ARTICLE XIII PARENT GUARANTY ~~143~~152

Section 13.01 Parent Guaranty ~~143~~152
Section 13.02 Guaranty Absolute ~~144~~153
Section 13.03 Continuation and Reinstatement, Etc. ~~145~~154
Section 13.04 Waivers and Acknowledgments ~~145~~154
Section 13.05 Subrogation and Subordination ~~145~~155
Section 13.06 Representations and Warranties ~~146~~156
Section 13.07 Right of Set-Off ~~146~~156
Section 13.08 Continuing Guaranty: Assignments ~~147~~156

iv

v ANNEXES, EXHIBITS AND SCHEDULES Annex I List of Maximum Credit Amounts and Elected Commitments Exhibit A Form of Note Exhibit B Form of Borrowing Request Exhibit C Form of Interest Election Request Exhibit D Form of Compliance Certificate Exhibit E Security Instruments Exhibit F Form of Assignment and Assumption Exhibits G-1 – 4 Forms of Tax Certificate Exhibit H Form of Consolidated Cash Balance Certificate Exhibit I Form of Free Cash Flow Certificate Exhibit J Form of Guaranty Agreement Exhibit K Form of Elected Commitment Increase Certificate Exhibit L Form of Additional Lender Certificate Schedule 1.02 Existing Letters of Credit Schedule 7.05 Litigation Schedule 7.14 Subsidiaries Schedule 7.15 Location of Business and Offices Schedule 7.18 Gas Imbalances; Take or Pay; Other Prepayments Schedule 7.19 Marketing Agreements Schedule 7.20 Hedge Agreements Schedule 7.25 Accounts Schedule 9.02 Debt Schedule 9.03 Liens Schedule 9.05 Investments

1 THIS CREDIT AGREEMENT dated as of August 26, 2021 by and among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Corporation (bry), a Delaware corporation (the “Parent”), each of the Lenders from time to time party hereto, and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as Administrative Agent and an Issuing Bank (each as defined below) and Valley Republic Bank as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”). R E C I T A L S A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower. B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement. C. The Parent receives and, as a result of its ownership of the Borrower expects to continue to receive financial support from the Borrower, and therefore the Parent will obtain substantial benefit from (i) the transactions contemplated by this Agreement and the other Loan Documents, (ii) the Hedge Agreements entered into by the Borrower or any other Guarantor with a Secured Hedge Party, and (iii) the Secured Cash Management Agreements provided by any Lender or any Affiliate of a Lender to the Borrower or any other Guarantor. The Parent accordingly wishes to guarantee the Obligations as more fully set forth herein. D. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above. Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. “Additional Lender” has the meaning set forth in Section 2.06(c)(i). “Additional Lender Certificate” has the meaning set forth in Section 2.06(c)(ii)(H). “Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

2 “Adjusted LIBO “Adjusted Term SOFR Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Term SOFR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means JPMorgan in its capacity as administrative agent hereunder, or any successor administrative agent as provided in Section 11.06. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Loans” has the meaning assigned to such term in Section 5.05. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agents” means, collectively, the Administrative Agent and the Syndication Agents; and “Agent” means the Administrative Agent or any Syndication Agent, as the context requires. “Aggregate Elected Commitment Amounts” means, at any time, an amount equal to the sum of the Elected Commitments of the Lenders, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Third Amendment Effective Date, the Aggregate Elected Commitment Amounts are $200,000,000. “Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The initial Aggregate Maximum Credit Amounts of the Lenders is $500,000,000. “Agreement” means this Credit Agreement, as the same may from time to time be further amended, modified, supplemented or restated. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.0% and (c) the Adjusted LIBO Term SOFR Rate for a one month Interest Period on as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the purpose of this definition, the Adjusted LIBO Term SOFR Rate for any day shall be based on the LIBO Screen Rate Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such dayany amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the

3 NYFRB Rate or the Adjusted LIBO Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement. “AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Loan Parties from time to time concerning or relating to anti-money laundering. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Loan Parties or any of their Affiliates from time to time concerning or relating to bribery or corruption. “Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar , Term Benchmark Loan, RFR Loan or with respect to the Commitment Fee Rate, as the case may be, the applicable rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect: Borrowing Base Utilization Grid Borrowing Base Utilization Percentage <25% >25%, but <50% >50%, but <75% >75%, but <90% >90% ABR Loan Margin 2.000% 2.250% 2.500% 2.750% 3.000% Term Benchmark Margin 3.000% 3.250% 3.500% 3.750% 4.000% Eurodollar Loan RFR Margin 3.000% 3.250% 3.500% 3.750% 4.000% Commitment Fee Rate 0.500% 0.500% 0.500% 0.500% 0.500% Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then the “Applicable Margin” and the “Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level, beginning on the date of such failure until such Reserve Report is delivered.

4 “Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount; provided that if the Commitments have terminated or expired, each Lender’s Applicable Percentage shall be determined based upon the Commitments most recently in effect. “Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system. “Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, (b) any other Person whose (x) long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (y) affiliate guarantees the obligations under the relevant Hedge Agreement to which such Person is a party and has a long-term senior unsecured debt rating of A/A2 by S&P or Moody’s (or their equivalent) or higher and (c) solely to the extent that such Person is party to a Hedge Agreement that is not a Secured Hedge Agreement but is an Other Hedge Agreement, any Person approved in writing by the Administrative Agent in its reasonable discretion. “Approved Fund” has the meaning assigned to it in Section 12.04(b). “Approved Petroleum Engineers” means (a) Ryder Scott Company, (b) Netherland, Sewell & Associates, Inc., (c) DeGolyer and MacNaughton and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent. “Arrangers” means the collective reference to JPMorgan, BOKF, NA and KeyBanc Capital Markets Inc., each in its capacity as a joint lead arranger and joint bookrunner hereunder. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Availability Period” means the period from and including the Effective Date to but excluding the Termination Date. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(vi). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

5 “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, LIBO with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its and the related Benchmark Replacement Date have occurred with respect to LIBO Rate the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03(b)(ii) or (iii). “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) (1) the Adjusted Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or (3(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii)

6 any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1, (2) or (32) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement :(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities; at such time.

7 provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earliest , with respect to any Benchmark, the earlier to occur of the following events with respect to the such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date of the public on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication of information referenced therein; referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.03(b); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

8 For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means , with respect to any Benchmark, the occurrence of one or more of the following events with respect to the such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, ; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer , or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means , with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced the such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

9 “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Term Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), or Section 8.12(c). “Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect. “Borrowing Base Properties” means the Oil and Gas Properties of the Loan Parties included in the most recently delivered Reserve Report hereunder. “Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank marketin relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a U.S. Government Securities Business Day. “Capital Leases” means, subject to Section 1.05, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the

10 balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. “Cash Equivalents” means Investments of the type described in Sections 9.05(c) through (f). “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services. “Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Loan Parties. “Change in Control” means the occurrence of any of the following events: (a) the Parent ceases to (i) directly or indirectly (through the Intermediate Holdco, if applicable) own 100% of the Equity Interests of the Borrower, and (ii) directly or indirectly own 100% of the Equity Interests in any Restricted Subsidiary other than as a result of a transaction permitted under Section 9.12; (b) the consummation of any transaction or series of transactions (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act, but excluding (i) the Permitted Holders, (ii) any employee benefit plan of the Loan Parties, and (iii) any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the “beneficial owner,” directly or indirectly, of more than 40% of the Voting Securities of the Parent (or any of their respective successors by merger, consolidation or purchase of all or substantially all of their respective assets), measured by voting power rather than number of shares (for purposes of this clause (iii), such person or group shall be deemed to beneficially own any Voting Securities held by a parent entity if such person or group “beneficially owns”, directly or indirectly, more than 40% of the voting power of the Voting Securities of such parent entity); (c) the first day on which a majority of the members of the board of directors of the Parent shall not constitute Continuing Directors; or (d) the occurrence of a “change of control” or analogous concept or term however described or defined under any Permitted Additional Debt. “Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and

11 Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated, issued or implemented. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. “Collateral” means all Property now owned or hereafter acquired which is subject to a Lien created or purported to be created under one or more Security Instruments. “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the lesser of least of (i) such Lender’s Maximum Credit Amount and , (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base and (iii) such Lender’s Elected Commitment. “Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”. “Commodity Account” has the meaning assigned to such term in UCC. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to Section 12.01(e), including through an Approved Electronic Platform. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash, Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or

12 indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Loan Parties less (b) the sum of: (i) while and to the extent refundable, any cash or Cash Equivalents of the Loan Parties constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party, plus (ii) amounts for which the Loan Parties have issued checks or have initiated wires or ACH transfers to pay expenditures in the ordinary course of business to unaffiliated third parties, including for working capital purposes and for permitted acquisitions, but which have not yet been subtracted from the balance in the relevant account of the Loan Parties (or, in the Borrower’s discretion, amounts for which the Loan Parties will issue checks or initiate wires or ACH transfers to pay expenditures in the ordinary course of business to unaffiliated third parties within five (5) Business Days), plus (iii) any cash held in Excluded Accounts referred to in clauses (a), (b) and (d) of the definition thereof, plus (iv) any amounts held in suspense, any cash set aside to pay royalty obligations, working interest obligations, production payments, severance taxes and similar obligations of the Loan Parties which are then due and owing to unaffiliated third parties, plus (v) purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement containing customary provisions regarding the payment and refunding of such deposits, plus (vi) any cash or Cash Equivalents held in collateral accounts with respect to Debt solely to the extent permitted by Section 9.02(n). “Consolidated Cash Balance Threshold” means $20,000,000. “Consolidated Interest Expense” means, for the Loan Parties, on a consolidated basis for any period, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Persons in connection with any Debt (including, but not limited to, Debt under this Agreement) for such period, whether paid or accrued (including interest expense attributable to Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed or accrued with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Borrowings, and net costs under Hedge Agreements entered into with respect to interest rates, all as determined in conformity with GAAP. “Consolidated Income Tax Expense” means, for the Loan Parties, on a consolidated basis for any period, all state and federal franchise and income taxes paid or due to be paid during such period. “Consolidated Net Income” means with respect to the Loan Parties, for any period, the aggregate of the net income (or loss) of the Loan Parties after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions attributable to net income of such Unrestricted Subsidiary actually paid in cash during such period by such Unrestricted Subsidiary to a Loan Party; (b) the net income of any Person in which a Loan Party has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Loan Parties in accordance with GAAP), except to the extent of the amount of dividends or distributions attributable to net income of such Person actually paid in cash during such period by such other Person to a Loan Party; (c) the net income (but not losses) during such period of any other Loan Party to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Loan Party is not at

13 the time permitted by operation of the terms of its charter or any agreement, instrument or legal requirement applicable to such Loan Party, in each case determined in accordance with GAAP; (d) the net income (or deficit) of any Person accrued prior to the date it becomes a Loan Parties or is merged into or consolidated with the Loan Parties; (e) any extraordinary gains or losses during such period; (f) any gains or losses attributable to write-ups or write-downs of assets, including ceiling test write-downs; (g) any non-cash gains or losses; and (h) positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives “Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of the Loan Parties determined on a consolidated basis, less all outstanding liabilities and less any intangible assets such as goodwill, patents and trademarks, in each case as determined in accordance with GAAP. “Continuing Directors” means (a) the directors of the Parent on the Effective Date and (b) each other director of the Parent if such other Person’s nomination for election to the board of directors of the Parent is approved by at least 51% of the then Continuing Directors. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for the Administrative Agent’s exclusive control of a Commodity Account, Deposit Account or Securities Account, after notice, executed and delivered by the Borrower or a Loan Party, as applicable, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account or Commodity Account), in each case at which such relevant account is maintained. “Control Agreement Delivery Date” has the meaning assigned to such term in Section 8.16. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covenant Cure Payment” has the meaning assigned to such term in Section 10.03(a). “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

14 “Covered Party” has the meaning assigned to it in Section 12.20. “Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding current operating liabilities (other than for borrowed money) and accounts payable and accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) the principal component of all obligations under Capital Leases; (e) the principal component of all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital

15 Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the above, “Debt” shall not include (i) any earn-out obligation pursuant to a binding and enforceable agreement entered into in the ordinary course of business until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (iii) deferred or prepaid revenues, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller pursuant to a binding and enforceable agreement containing a requirement that such holdback be refunded to such seller, (v) unfunded or undrawn obligations in respect of surety and bonding requirements (including with respect to utilities) required by a Governmental Requirement, (vi) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business, (vii) any obligation in respect of a binding and enforceable farm-in agreement or similar arrangement entered into in the ordinary course of business whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property and (viii) customary reservations or retentions of title under binding and enforceable agreements with suppliers entered into the ordinary course of business. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or whose Lender Parent has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. “Deposit Account” has the meaning assigned to such term in the UCC.

16 “Designated Basic NewCo” means, individually and collectively, (i) C&J Well Services, LLC, a Delaware limited liability company, and (ii) CJ Berry Well Services Management, LLC, a Delaware limited liability company. “Disposition” means any conveyance, sale, lease, sale and leaseback, assignment, farm- out, transfer or other disposition of any Property, and includes, for the avoidance of doubt, any Casualty Event. “Dispose” has a correlative meaning thereto. “Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 190 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated. “Dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia. “Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. “EBITDAX” means for the Loan Parties, on a consolidated basis for any period, the sum of (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income (i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus (iii) depreciation, amortization, depletion and exploration expenses for such period, plus (iv) non-cash charges resulting from extraordinary or non-recurring events or circumstances for such period, plus (v) non-cash charges, including non-cash charges resulting from any provision for the reduction in the carrying value of assets recorded in accordance with GAAP for such period and non-cash charges resulting from the requirements of ASC 410, 718 and 815 for such period (including, for avoidance of doubt, ceiling test and other write downs and impairment charges), minus (c) to the extent included in determining Consolidated Net Income, (i) non-cash income resulting from extraordinary or non-recurring events or circumstances for such period and (ii) all

17 other non-cash items of income which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDAX shall be subject to pro forma adjustments for permitted Material Acquisitions and for Material Dispositions assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, set forth by the SEC in Regulation S-X or otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, EBITDAX shall include realized gains and losses with respect to Hedge Agreements in connection with monthly settlements in the ordinary course of business, but shall not otherwise include realized gains and losses in connection with early hedge unwinds or terminations, and EBITDAX shall also not include unrealized mark-to-market gains and losses with respect to Hedge Agreements. “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02). “Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c). “Elected Commitment Increase Certificate” has the meaning given to such term in Section 2.06(c)(ii)(G). “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i). “Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any other Loan Party is conducting, or at any time has

18 conducted business, or where any Property of the Borrower or any other Loan Party is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Outer Continental Shelf Lands Act (“OCSLA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements. “Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statute. “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower, any other Loan Party, or any Unrestricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b) (1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code. “ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Plan; (b) the withdrawal of the Borrower, any other Loan Party, any Unrestricted Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the incurrence by the Borrower, any other Loan Party, any Unrestricted Subsidiary or any ERISA Affiliate of liability due to the complete or partial withdrawal from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the receipt by the Borrower, any other Loan Party, or any Unrestricted Subsidiary of a notice of insolvency or termination under Section 4041A of ERISA; (e) the receipt by the Borrower, any other Loan Party, or any Unrestricted Subsidiary of a notice of intent to terminate a Plan under Section 4041 of ERISA; (f) the receipt by the Borrower, any other Loan Party, or any Unrestricted Subsidiary of any notice of the institution of proceedings to terminate a Plan by the PBGC; (g) the failure by the Borrower, any other Loan Party, or any Unrestricted Subsidiary or ERISA Affiliate to make by its due date any required contribution under Section 430(j) of the Code to any Plan; (h) the imposition of a Lien (other than an Excepted Lien) under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Borrower, any other Loan Party, or any Unrestricted Subsidiary.

19 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning assigned to such term in Section 10.01. “Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent for more than 90 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens not securing Debt and arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause (c) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any other Loan Party or materially impair the value of such Property subject thereto; (d) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Restricted Subsidiaries warranted in the Security Instruments or in this Agreement, (e) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause (e) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any other Loan Party or materially impair the value of such Property subject thereto; (f) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by

20 the Loan Parties to provide collateral to the depository institution; (g) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any other Loan Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any other Loan Party or materially impair the value of such Property subject thereto; (h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and (i) judgment and attachment Liens not giving rise to an Event of Default; provided that (x) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (and not stayed) and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens; and (y) in no event shall “Excepted Liens” secure Debt for borrowed money. “Excess Cash” has the meaning assigned to such term in Section 3.04(c)(vi). “Excess Cash Measurement Date” has the meaning assigned to such term in Section 3.04(c)(vi). “Excluded Accounts” means, with respect to each Loan Party, each deposit account, to the extent used exclusively and solely for (a) payroll accounts containing a balance not exceeding by more than 5% the amount of payroll expenses for one payroll period at any time, (b) tax withholding accounts, (c) employee benefit trust accounts, (d) zero balance accounts (other than lockbox accounts to the extent Control Agreements are permitted by the applicable depository bank), (e) petty cash accounts containing a balance not exceeding $25,000 per account at any time and not to exceed $250,000 for all such accounts in the aggregate, (f) trust accounts holding royalty payment and working interest payments solely to the extent constituting property of a third party held in trust; (g) during the Transition Period, the Wells Fargo Accounts, but only so long as the amount of cash and Cash Equivalents in all Wells Fargo Accounts does not exceed $10,000,000.00 in the aggregate and (h) the Existing Letter of Credit Account but only so long as (i) Debt under the Existing Letters of Credit is permitted pursuant to Section 9.02(n), and (ii) the amount of cash and Cash Equivalents in such account does not exceed $7,385,546.70. “Excluded Hedge Obligations” means, with respect to the Loan Parties individually determined on a Loan Party by Loan Party basis, any Secured Hedge Obligation if, and solely to the extent that, all or a portion of the guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Secured Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such Secured Hedge Obligation. If any Secured Hedge Obligation arises under a master agreement governing more than one swap, such exclusion

21 shall apply only to the portion of such Secured Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e), and (d) any withholding Taxes imposed under FATCA. “Existing Credit Agreement” means that certain Credit Agreement, dated as of July 31, 2017 by and among the Borrower, the Parent, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, as amended, supplemented or otherwise modified prior to the Effective Date. “Existing Letter of Credit Account” means that certain account of the Loan Parties maintained by Wells Fargo Bank, National Association ending in XXXX21721. “Existing Letters of Credit” means those letters of credit set forth on Schedule 1.02 as of the Effective Date. “Existing Permitted Additional Debt” means the Borrower’s 7.0% senior unsecured notes due 2026 in an aggregate principal amount equal to $400,000,000 as of the Effective Date. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

22 “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower. “Financial Statements” means the financial statement or statements of the Loan Parties referred to in Section 7.04(a). “First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto. “First Amendment Effective Date” means December 8, 2021. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Ratethe Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.50%. “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Fraudulent Transfer Laws” has the meaning set forth in Section 13.01(b). “Free Cash Flow” means, for any fiscal quarter for which financial statements have been delivered (for purposes of Section 9.04(c)), (a) EBITDAX (without regard for any pro forma adjustments for Material Acquisitions or Material Dispositions) for such fiscal quarter minus (b) the increase (or plus the decrease) in Working Capital from the previous fiscal quarter (except any increase or decrease in Working Capital due to the reclassification of liabilities from short-term liabilities to long-term liabilities or vice versa) minus (c) the sum, in each case without duplication, of the following amounts paid during such fiscal quarter: (i) voluntary and scheduled cash prepayments and repayments of Debt during such fiscal quarter, in each case, which cannot be reborrowed pursuant to the terms of such Debt (and for the avoidance doubt, in the case of a voluntary or a mandatory prepayment of Borrowings, solely to the extent such prepayment is accompanied by a simultaneous and equivalent reduction in the Commitments), (ii) the aggregate amount actually paid in cash by the Loan Parties during such fiscal quarter on account of capital expenditures, (iii) interest expense paid in cash during such fiscal quarter, (iv) taxes paid in cash during such fiscal quarter, (v) exploration expenses paid in cash during such fiscal quarter, (vi) Restricted Payments made in cash (other than to the Borrower or any Guarantor and other than Restricted Payments made pursuant to Section 9.04(e)) during such fiscal quarter, (vii) Investments made in cash (other than any such Investments (A) to any Loan Party or any Restricted Subsidiary thereof to the extent permitted under this Agreement or (B) to Designated Basic NewCo to the extent permitted under Section 9.05(r) of this Agreement) during such fiscal quarter and

23 (viii) to the extent not included in the foregoing and added back in the calculation of EBITDAX (other than Material Acquisitions or Material Dispositions) for such fiscal quarter, any other cash charge that reduces the earnings of the Loan Parties except, in the case of each of the forgoing clauses in this definition, to the extent financed with proceeds of issuances of any Equity Interests or capital contributions other than proceeds from Disqualified Capital. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority. “Guarantors” means (a) the Parent and the Intermediate Holdco (if applicable) and (b) each Restricted Subsidiary that becomes a party to the Guaranty Agreement as a “Guarantor” and “Grantor” (as such terms are defined in the Guaranty Agreement and the Pledge and Security Agreement, respectively) and guarantees the Obligations (including pursuant to Section 6.01 and Section 8.13(b)). “Guaranty Agreement” means that certain Guaranty Agreement, in the form attached hereto as Exhibit J, executed by the Guarantors (other than the Parent) in favor of the Administrative Agent and each of the other Secured Parties, as the same may be amended, modified or supplemented from time to time. “Guaranteed Obligations” has the meaning set forth in Section 13.01. “Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes. “Hedge Agreement” means any agreement with respect to any hedge, call, put, swap, collar, floor, cap, option, swaption, forward, future, derivative transaction or other similar agreement, contract or arrangement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic,

24 financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (1) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties shall be a Hedge Agreement and (2) any agreement governing the purchase or future purchase of electricity for use in the ordinary course of operations and not for speculative purposes shall not be a Hedge Agreement. “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) payable by the Borrower or any other Loan Party, as applicable, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, with respect to which the Borrower or any other Loan Party, as applicable, is “out-of-the-money”, as determined by the counterparties to such Hedge Agreements (including, without duplication, any unpaid amounts due on the date of calculation). “Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof. “Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Loan Parties, as the context requires. “Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. “IBA” has the meaning assigned to such term in Section 1.06. “Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.” “Ineligible Institution” has the meaning assigned to it in Section 12.04(b). “Information” has the meaning assigned to it in Section 12.11. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

25 “Initial Reserve Report” means the Reserve Report prepared by DeGolyer & MacNaughton prepared as of January 28, 2021 evaluating the Oil and Gas Properties of the Borrower and the Guarantors as of December 31, 2020. “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Termination Date and (b) with respect to any Eurodollar Loan, , (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Termination Date and (c) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (ii) the Termination Date. “Interest Period” means with respect to any Eurodollar Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafterthereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided , that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and , (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 3.03(e) and not thereafter reinstated pursuant to such Section 3.03(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interim Redetermination” has the meaning assigned to such term in Section 2.07(b). “Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d). “Intermediate Holdco” means a wholly-owned subsidiary of the Parent created after the Effective Date solely to hold 100% of the Equity Interests of the Borrower (directly) and that otherwise also complies with Section 9.22.

26 “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means each of (a) JPMorgan, (b) BOKF, NA and (c) Keybank National Association, each in its capacity as the issuer of Letters of Credit hereunder, and each of their successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “LC Commitment” means the commitment of the Issuing Bank to issue Letters of Credit hereunder. The aggregate amount of the LC Commitment for all Issuing Banks is $20,000,000. The aggregate amount of the LC Commitment for all Issuing Banks may be modified from time to time by agreement between the Administrative Agent and the Borrower.

27 “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank. “Letter of Credit” means any letter of credit issued pursuant to this Agreement. “Letter of Credit Agreement” has the meaning assigned to it in Section 2.08(b). “Letter of Credit Fee Letter” means any fee letter or similar agreement between the Borrower and any Issuing Bank setting for the applicable fronting fee for Letters of Credit issued by such Issuing Bank. “Leverage Ratio” has the meaning assigned to such term in Section 9.01(a). “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time

28 on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.50%, such rate shall be deemed to 0.50% for the purposes of this Agreement. “LIBOR” has the meaning assigned to it in Section 1.06. “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Loan Parties shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Liquidate” means, with respect to any Hedge Agreement, the sale, assignment, novation, unwind or early termination of all or any part of such Hedge Agreement or the creation of an offsetting position against all or any part of such Hedge Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto. “Liquidity” means, as of any date of determination, the sum of (a) the aggregate amount of the Commitments which have not been drawn but may be drawn subject to compliance with Section 6.02 as of such date plus (b) the aggregate amount of Unrestricted Cash on such date, minus (c) the amount of any Borrowing Base Deficiency on such date. “Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Letter of Credit Fee Letters, the Security Instruments, the First Amendment, the Second Amendment, the Third Amendment and any certificate or fee letter delivered under, or in connection with, this Agreement by or on behalf of the Borrower or any other Loan Party. “Loan Guaranty” means, in the case of Parent, Article XIII of this Agreement and, in all other cases, the Guaranty Agreement. “Loan Limit” means, at any time, the least of (a) the Aggregate Maximum Credit Amounts, (b) the then effective Borrowing Base and (c) the then effective Aggregate Elected Commitment Amounts. “Loan Parties” means the collective reference to the Borrower and each Guarantor. “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

29 “Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Non-Defaulting Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts of all Non-Defaulting Lenders; and at any time while any Loans or LC Exposure is outstanding, Non-Defaulting Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans, participation interests in Letters of Credit of all Non- Defaulting Lenders (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)). “Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Loan Parties in excess of $15,000,000. “Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, Property, operations or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document. “Material Debt” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Loan Parties in respect of any Hedge Agreement at any time shall be the Hedge Termination Value of such Hedge Agreement. “Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Loan Parties (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $15,000,000. “Maturity Date” means August 26, 2025. “Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b). “Minimum Hedging Requirement Date” has the meaning assigned to such term in Section 8.17. “Moody’s” means Moody’s Investors Service, Inc. “Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments. “Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, which (a) is currently or hereafter contributed to by the Borrower, a Loan

30 Party or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof contributed to by the Borrower, a Loan Party or an ERISA Affiliate. “New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d). “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment to any provision of this Agreement or any other Loan Document requested by the Borrower (excluding, for the avoidance of doubt, any Borrowing Base increase) that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.02(b) and (ii) has been approved by the Majority Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Recourse” means, with respect to any Person, any Debt or other obligations, if (a) such Person is not obligated to provide credit support for such Debt or other obligations in any form (including any undertaking, agreement or instrument that would constitute Debt or a Lien), (b) such Person is not directly or indirectly liable for such Debt or other obligations and (c) the holder of such Debt or other obligations has no recourse to such Person or any of such Person’s assets in connection with Debt or other obligations. “Notes” means the promissory notes of the Borrower described in Section 2.02(e) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations” means (a) any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, any other Agent, the Arrangers, the Issuing Bank, any Lender or any Related Party of any of the foregoing under any Loan Document; (b) all Secured Hedge Obligations; (c) all Secured Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Obligations” shall include the unpaid principal of and interest on the Loans and LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and

31 LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Loan Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Secured Hedge Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Loan Parties, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement; provided that the Obligations of any other Loan Party shall not include any Excluded Hedge Obligations of such Loan Party. “OFAC” means the U.S. Department of the Treasury Office of Foreign Assets Control. “Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Loan Parties, as the context requires. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

32 “Other Hedge Agreement” means any Hedge Agreement (other than any Hedge Agreement hedging reasonably anticipated production from Oil and Gas Properties) governing the purchase or future purchase of fuel, power, steam, natural gas and greenhouse gas carbon credits and other environmental and sustainability-linked products, in each case, for use in the ordinary course of operations and not for speculative purposes. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent” has the meaning set forth in the recitals. “Participant” has the meaning assigned to such term in Section 12.04(c). “Participant Register” has the meaning assigned to such term in Section 12.04(c). “Payment” has the meaning assigned to it in Section 11.15. “Payment Notice” has the meaning assigned to it in Section 11.15. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Additional Debt” means (a) the Existing Permitted Additional Debt and (b) unsecured senior notes or unsecured senior subordinated notes of the Borrower incurred after the Effective Date under Section 9.02(h). “Permitted Additional Debt Documents” means any credit agreement, notes, indenture, agreement, instrument or other definitive document governing, evidencing or related to, or securing, guaranteeing or otherwise providing credit support for, any Permitted Additional Debt, as the same may be amended, modified or supplemented to the extent permitted by Section 9.21. “Permitted Holders” means, individually or collectively, (a) Benefit Street Partners, L.L.C., (b) Oaktree Capital Management and (c) trusts, partnerships, limited liability companies, corporations or other entities that are Controlled by one or more Persons in foregoing clauses (a) and (b) (other than their portfolio companies). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

33 “Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA subject to Section 412 of the Code or Section 302 or Title IV of ERISA (other than a Multiemployer Plan), which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Loan Party or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Loan Party or an ERISA Affiliate. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, among the grantors party thereto and the Administrative Agent, as the same may be amended, modified or supplemented from time to time. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. “Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i). “Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 12.20. “Qualified ECP Counterparty” means, in respect of any Hedge Agreement, any Loan Party that (a) has total assets exceeding $10,000,000 at the time any guarantee of obligations under such Hedge Agreement or grant of the relevant security interest to secure such Hedge Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under and as

34 defined in the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable. “Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto. “Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d). “Reference Period” has the meaning assigned to such term in the definition of EBITDAX. “Reference Time” with respect to any setting of the then-current Benchmark means (1a) if such Benchmark is LIBO the Term SOFR Rate, 11:00 5:00 a.m. (London Chicago time) on the day that is two London banking days Business Days preceding the date of such setting, and (2b) if the RFR for such Benchmark is not LIBO RateDaily Simple SOFR, then four Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning assigned to such term in Section 12.04(b)(iv). “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates. “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, or in each case, any successor thereto. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable. “Remedial Work” has the meaning assigned to such term in Section 8.09(a).

35 “Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Non-Defaulting Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts of all Non-Defaulting Lenders; and at any time while any Loans or LC Exposure is outstanding, Non-Defaulting Lenders holding at least sixty-six and two- thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans, participation interests in Letters of Credit of all Non-Defaulting Lenders (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)). “Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person or of such Person’s manager, managing member, general partner or such other Person having authority to bind that Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Loan Parties, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Loan Parties or any option, warrant or other right to acquire any such Equity Interests in the Loan Parties. “Restricted Subsidiary” means any Subsidiary (including the Intermediate Holdco) other than any Unrestricted Subsidiary. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

36 “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreementas of the Third Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b). “Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d). “SEC” means the Securities and Exchange Commission of the United States of America or any successor Governmental Authority. “Second Amendment” means that certain Second Amendment to Credit Agreement and Limited Consent and Waiver, dated as of the Second Amendment Effective Date, among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto. “Second Amendment Effective Date” means May 2, 2022. “Secured Cash Management Agreement” means a Cash Management Agreement between (a) the Borrower or any other Loan Party and (b) a Secured Cash Management Provider. “Secured Cash Management Obligations” means any and all amounts and other obligations owing by the Borrower or any other Loan Party to any Secured Cash Management Provider under any Secured Cash Management Agreement. “Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent. “Secured Hedge Agreement” means any Hedge Agreement, including any Other Hedge Agreement, between the Borrower or any other Loan Party and any Person that is entered into prior to the time, or during the time, that such Person was, a Lender or an Affiliate of a Lender (including any such Hedge Agreement in existence prior to the date hereof), even if such Person

37 subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Secured Hedge Party”); provided that the term “Secured Hedge Agreement” shall not include any Hedge Agreement or transactions under any Hedge Agreement entered into after the time that such Secured Hedge Party ceases to be a Lender or an Affiliate of a Lender. “Secured Hedge Obligations” means all amounts and other obligations, owing to any Secured Hedge Party under any Secured Hedge Agreement (other than Excluded Hedge Obligations). “Secured Hedge Party” has the meaning assigned to such term in the definition of “Secured Hedge Agreement”. “Secured Parties” means the Administrative Agent, each Lender, the Issuing Bank, each Secured Cash Management Provider and each Secured Hedge Party, and “Secured Party” shall mean any one of them. “Securities Account” has the meaning assigned to such term in the UCC. “Security Instruments” means the Guaranty, the Pledge and Security Agreement, and mortgages, deeds of trust, Control Agreements and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Hedge Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published as administered by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to

38 constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subordinated Guarantor Obligations” has the meaning assigned to it in Section 13.05(b). “Subsidiary” means any subsidiary of the Borrower or the Parent, as applicable. “Supported QFC” has the meaning assigned to it in Section 12.20. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Syndication Agent” means Valley Republic Bank in its role as syndication agent for the Lenders. “Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

39 “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, “Term Benchmark” the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03(b) that is not Term SOFR. when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments. “Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto. “Third Amendment Effective Date” means May 27, 2022.

40 “Total Debt” means, at any date, all Debt of the Loan Parties on a consolidated basis, excluding (a) non-cash obligations under FASB ASC 815, (b) Debt under clause (c) of the definition thereof and (c) Debt permitted by Section 9.02(d). “Transactions” means, (a) with respect to (i) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (ii) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party and the guaranteeing of the Obligations under the Guaranty Agreement by such Guarantor and (b) the payment of fees and expenses in connection with the foregoing. “Transition Period” has the meaning assigned to it in Section 8.16(a). “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted LIBO RateDaily Simple SOFR. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.20. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e)(ii)(B)(3). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unrestricted Cash” means cash or Cash Equivalents of the Loan Parties that is (a) held in Deposit Accounts and/or Securities Accounts subject to a Control Agreement and (b) during the

41 Transition Period, not subject to a Control Agreement to the extent permitted by Section 8.16, in either case, other than cash collateral held pursuant to Section 2.08(j). “Unrestricted Subsidiary” means any Subsidiary of the Borrower designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.23 (including, for the avoidance of doubt, once meeting the requirements of the definition thereof, Designated Basic NewCo). “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended. “Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Loan Limit in effect on such day. “Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company. “Wells Fargo Accounts” means, individually or collectively, those certain accounts of the Loan Parties maintained by Wells Fargo Bank, National Association ending in (a) XXXX1739; (b) XXXX15481; (c) XXXX82127; and (d) XXXX19420. “Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries. “Working Capital” means, as of any date of determination, the difference of consolidated current assets under GAAP of the Loan Parties as of such date (but excluding assets under ASC 815, cash and cash equivalents, and taxes receivable) and consolidated current liabilities under GAAP of the Loan parties as of such date (but excluding obligations under ASC 815, current liabilities in respect of Indebtedness, interest payable and taxes payable). “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to

42 time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.03 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Term Benchmark Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Term Benchmark Borrowing”). Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Parent’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth

43 in Section 9.01 are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything to the contrary contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Loan Parties at “fair value”, as defined therein and (ii) any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof; and (b) in the event that the Parent adopts ASC 842 (requiring all leases to be capitalized), only those leases (assuming for purposes hereof that such leases were in existence prior to the date of the Parent’s adoption of ASC 842) that would constitute Capital Leases prior to the date of the Parent’s adoption of ASC 842 shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. Section 1.06 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; (c) immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (d) immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBORa Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3.03(b) provides the a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(b), of any change to the reference rate upon which

44 the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission , performance or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) or the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(b)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate existing interest rate being replaced or have the same volume or liquidity as did the London interbank offered any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II THE CREDITS Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure

45 exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Section 2.02 Loans and Borrowings. (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. For the avoidance of doubt, as of the Third Amendment Effective Date, the Type of Borrowings available to the Borrower shall solely be comprised of either ABR Loans or Term Benchmark Loans. (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing (or if then applicable, RFR Borrowing) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Term Benchmark Borrowings or RFR Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. (e) Notes. Any Lender may request that Loans made by it be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Additional Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), as of the effective date of such increase, as applicable, payable to such Lender or its registered assigns in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b)

46 or otherwise), upon the request of such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender or its registered assigns in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed and, upon request by the Borrower, such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note. Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) (i) in the case of a Eurodollar Term Benchmark Borrowing, not later than 12:00 noon, Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an RFR Borrowing, not later than 12:00 noon, Dallas, Texas time, five Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Dallas, Texas time, one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar , a Term Benchmark Borrowing or an RFR Borrowing; (iv) in the case of a Eurodollar Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; (v) the amount of the then effective Borrowing Base, the amount of the then effective Aggregate Elected Commitment Amounts, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); (vi) the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing); and

47 (vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base) and (b) after giving pro forma effect to the requested Borrowing, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Section 2.04 Interest Elections. (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower. (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

48 (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar , a RFR Borrowing or a Term Benchmark Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurodollar Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Term Benchmark Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Term Benchmark Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Section 2.05 Funding of Borrowings. (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent subject, from and after the Control Agreement Delivery Date, to a Control Agreement and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner. (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make

49 available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts; Increase, Reduction, and Termination of Aggregate Elected Commitment Amounts. (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction. (b) Optional Termination and Reduction of Aggregate Credit Amounts. (i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each such partial reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c)(i), the total Revolving Credit Exposures would exceed the total Commitments. (ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that such a notice may state that it is conditioned upon the occurrence of one or more specified events (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by at least one (1) Business Days’ notice to the Administrative Agent on or prior to the specified effective date) if such specified event(s) do not occur. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage. (c) Optional Increases, Reductions and Terminations of Aggregate Elected Commitment Amounts.

50 (i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may, from time to time, increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of a Lender or by causing a Person that is reasonably acceptable to the Administrative Agent, the Swingline Lenders, and the Issuing Banks that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower, an Affiliate of the Borrower, the Sponsor, or a natural person (or any holding company, investment vehicle, or trust owned and operated for the primary benefit of a natural person). (ii) Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions: (A) such increase shall not be less than $5,000,000 (and shall be in increments of $1,000,000 above such minimum amount) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto, the aggregate amount of all such increases after the Effective Date exceeds the Aggregate Maximum Credit Amounts then in effect; (B) no Event of Default shall have occurred and be continuing on the effective date of such increase; (C) to the extent that there are any Borrowings outstanding under the then-current Benchmark, the effective date of such increase shall be, at the option of the Borrower, either (x) the last day of the Interest Period in respect of such Borrowings or (y) such earlier date selected by the Borrower provided that the Borrower shall pay compensation as required by Section 5.02; (D) no Lender’s Elected Commitment may be increased without the consent of such Lender; (E) all of the terms and conditions applicable to such increased Aggregate Elected Commitment Amounts (and the Loans made pursuant thereto) shall be identical to the terms and conditions applicable to the existing Commitments and Loans under this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increased commitment as may have been agreed to between the Borrower and the increasing Lender or Additional Lender, as applicable, and/or the Administrative Agent), provided that if the Applicable Margin of such increased Aggregate Elected Commitment Amounts is higher than that for the then existing Commitments and Loans, then the Applicable Margin shall be increased for all existing Commitments and Loans to be consistent with such increased Applicable Margin; (F) after giving effect to any increase in the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall not exceed the Borrowing Base then in effect; (G) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Aggregate Elected Commitment Amount of a Lender,

51 the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit I (an “Elected Commitment Increase Certificate”); (H) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender and, to the extent applicable, the Administrative Agent; (I) prior to offering any increase amount to an Additional Lender, (1) the Borrower shall first offer such increase amount to the existing Lenders, pro rata on the basis of each Lender’s Applicable Percentage, in a written offer delivered to the Administrative Agent and the Lenders, which offer shall specify the proposed increase amount and the deadline (which deadline shall be no earlier than the date that is ten (10) Business Days from the date of delivery of such offer) for the Lenders to accept such offer by countersigning an Elected Commitment Increase Certificate to be attached to such offer, and (2) if any Lender declines or fails to provide its ratable share of such increase amount by the specified deadline, the increasing Lenders shall be so notified by the Borrower and any such increasing Lender may, within five (5) Business Days and otherwise following the foregoing procedures, elect to further increase its Elected Commitment by its ratable share of the declined portion of the proposed increase amount (which shall be determined based on the percentage of the aggregate Elected Commitments of all increasing Lenders electing to provide such declined portion of the increase amount represented by such increasing Lender’s Elected Commitment); and (J) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such increase in the Aggregate Maximum Credit Amounts) reasonably requested by Administrative Agent. (iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), (A) on the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate (or if any Term Benchmark Borrowings are outstanding, then the last day of the Interest Period in respect of such Term Benchmark Borrowings), unless the Borrower has paid any compensation required by Section 5.02: (1) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein, and (2) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall become a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents; and (B) in addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell

52 and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amounts (and the resulting modifications of each Lender’s Maximum Credit Amount pursuant to Section 2.06(c)(iv) or Section 2.06(c)(v)). (iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), and the written consent of the existing Lenders required by Section 2.06(c)(ii), the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv). (v) Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 2.06(c), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages. (vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amounts as reduced. (vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under Section 2.06(c)(vi) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

53 (viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts). (ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment Amounts and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amounts shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.06(c)(ii)(A)) without the requirement that any Lender deliver an Elected Commitment Increase Certificate or that the Borrower pay any amounts under Section 5.02, and Annex I shall be deemed amended to reflect such amendments to each Lender’s Commitment and the Aggregate Maximum Credit Amounts. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). Section 2.07 Borrowing Base. (a) Borrowing Base as of the Effective Date. For the period from and including the Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $200,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), or Section 8.12(c). (b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (each such scheduled redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on May 1st and November 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable), commencing November 1, 2021. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, one time between successive Scheduled Redeterminations and (ii) the Administrative Agent may, and shall at the direction of the Required Lenders, by notifying the Borrower thereof, one time between successive Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined (an “Interim Redetermination”) in accordance with this Section 2.07. (c) Scheduled and Interim Redetermination Procedure. (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.11(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.11(b) and (c), and (B) such other reports,

54 data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, other Debt, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Loan Parties’ other assets, liabilities, fixed charges, cash flow, cash flow from midstream properties set forth in lease operating statements and other reports provided by the Borrower to the Lenders under this Agreement, business, properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost change) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as they exist at the particular time. (ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”): (A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required or requested to be delivered by the Borrower in a timely and complete manner, then on or before April 15th and October 15th of such year (or, in each case, such date promptly thereafter as reasonably practicable) following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required or requested to be delivered by the Borrower in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required or requested Engineering Reports. (iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). All decisions regarding the Borrowing Base hereunder shall be made by each Lender in good faith based upon such information as such Lender deems appropriate in its sole discretion and consistent with such Lender’s normal oil and gas lending criteria as they exist at the particular time. Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be (A) in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, a disapproval of the Proposed Borrowing Base or (B) in the case of a Proposed Borrowing Base that would decrease or maintain

55 the Borrowing Base then in effect, an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved the Proposed Borrowing Base, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders or (y) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders: (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports requested or required to be delivered by the Borrower in a timely and complete manner, then on May 1st or November 1st year (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice. Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), or Section 8.12(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower. (e) Reduction of Borrowing Base Related to Dispositions of Oil and Gas Properties and/or Liquidation of Hedge Agreements. If (i) any Hedge Agreement in respect of commodities (other than Other Hedge Agreements) to which the Borrower or any other Loan Party is a party is Liquidated or (ii) the Borrower or any other Loan Party Disposes of any Borrowing Base Property or Equity Interests in any other Loan Party owning Borrowing Base Properties (including any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.23(b)), and the Borrowing Base value assigned to the Liquidated portion of such Hedge Agreement (after giving effect to any other Hedge Agreements (other than Other Hedge Agreements) executed by the Borrower or any Guarantor contemporaneously with the Liquidation of such Hedge Agreements or subsequent to the most recent Scheduled Redetermination Date) or

56 the fair market value of such Borrowing Base Property (or in the case of any Disposition of Equity Interests (including any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.23(b)) in any other Loan Party owning Borrowing Base Properties, the fair market value of the Borrowing Base Properties owned by such Loan Party), as applicable, in each case as determined by the Administrative Agent, when combined with the sum of (A) the fair market value of all other Borrowing Base Properties Disposed of (including, in the case of any Disposition of Equity Interests in any other Loan Party owning Borrowing Base Properties, the fair market value of such Borrowing Base Properties owned by such Loan Party), in each case since the most recent Scheduled Redetermination Date and (B) the Borrowing Base value of the Liquidated portion of other Hedge Agreements (other than Other Hedge Agreements) Liquidated since the most recent Scheduled Redetermination Date, exceeds five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base then in effect shall be reduced by an amount equal to the Borrowing Base value, if any, assigned to the Liquidated portion of such Hedge Agreement or such Disposed Borrowing Base Property in the then effective Borrowing Base, as the case may be, in each case as determined by the Administrative Agent and approved by the Required Lenders. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition or Liquidation, as the case may be, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or adjustment thereof hereunder. For purposes of this Section 2.07(e), until the first Scheduled Redetermination Date occurs hereunder, the phrase “the most recent Scheduled Redetermination Date” shall mean “the Effective Date”. (f) Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. If the Borrower incurs any Permitted Additional Debt in accordance with Section 9.02(h) (other than any Permitted Additional Debt incurred to refinance then-outstanding Permitted Additional Debt, but only to the extent that the aggregate principal amount of the new Permitted Additional Debt incurred to refinance such outstanding Permitted Additional Debt does not result in an increase in the principal amount thereof), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (for the avoidance of doubt, without regard to any original issue discount). The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or adjustment thereof hereunder. Section 2.08 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or any other Loan Parties’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from and including the Effective Date until the day which is five (5) Business Days prior to the Termination Date in an amount not to exceed in the aggregate for all Letters of Credit, the LC Commitment; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof and; provided further that the Borrower may not request the issuance, amendment, renewal or

57 extension of Letters of Credit hereunder if (i) (A) the LC Exposure would exceed the LC Commitment or (B) the aggregate face amount of all Letters of Credit issued by any single Issuing Bank would exceed $20,000,000 (or, in the case of this clause (B), such higher amount as may be agreed to by such Issuing Bank in its sole discretion) or (ii) the total Revolving Credit Exposures would exceed the total Commitments. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days (or such shorter time as the Issuing Bank and the Administrative Agent may each agree in a particular instance in its sole discretion)) a notice: (i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended; (ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day); (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c)); (iv) specifying the amount of such Letter of Credit; (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and (vi) specifying the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit). Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the total Revolving Credit Exposures shall not exceed the total Commitments. No letter of credit issued by the Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in the foregoing clauses (x) and (y) are true and correct.

58 In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using the Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base). The Borrower may, at any time and from time to time, reduce the LC Commitment with the consent of the Issuing Bank; provided that the Borrower shall not reduce the LC Commitment if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank shall prohibit, or require that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that the Issuing Bank in good faith deems material to it; or (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally. (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date fifteen months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of the expiration date thereof, fifteen months after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date (or such later date as consented to by the Issuing Bank in its sole discretion and provided that such Letter of Credit is cash collateralized or backstopped in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion). (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not

59 reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments. (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Dallas, Texas time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit

60 Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or electronic communication) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.08(e), then Section 3.02(c) shall apply. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender

61 pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Bank, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.08(i)(i) above. (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on any Business Day that the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding that the Borrower cash collateralize the outstanding LC Exposure, (ii) the Borrower is required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), or (iii) the Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.03(d)(ii), then the Borrower shall pledge and deposit in an account with the Administrative Agent in the name of the Administrative Agent and for the benefit of the Lenders (as a first priority, perfected security interest), at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, an amount in cash in dollars equal to 105% of such LC Exposure or excess attributable to such LC Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s

62 obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any other Loan Party may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held by the Administrative Agent as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents. In addition, and without limiting the foregoing or Section 2.08(c), if any LC Exposure remain outstanding after the expiration date specified in Section 2.08(c), the Borrower shall immediately deposit into such account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 4.03(d)(ii) as a result of a Defaulting Lender, and the Borrower is not otherwise required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization pursuant to Section 4.03(d)(ii) have been satisfied or resolved. (k) Letters of Credit Issued for Account of Other Loan Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Loan Party, or states that a Loan Party is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Loan Party in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Loan Party in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for other Loan Parties inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such other Loan Parties.

63 ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date. Section 3.02 Interest. (a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. (b) Eurodollar Term Benchmark Loans and RFR Loans. The Loans comprising each Eurodollar Term Benchmark Borrowing shall bear interest at the Adjusted LIBO Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate. (c) Post-Default Rate. Notwithstanding the foregoing, (i)(A) automatically, if an Event of Default under Section 10.01(h) or Section 10.01(i) has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and to the extent that such failure to pay constitutes an Event of Default under Section 10.01(a) or Section 10.01(b), and (B) upon the election of the Majority Lenders, if any Event of Default (other than an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i)) has occurred and is continuing, then, in each case of the foregoing clauses (A) and (B), (x) all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 3.02, and (y) and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate and (ii) during any Borrowing Base Deficiency, Loans outstanding in an amount equal to the positive difference between (x) the aggregate principal amount of Loans outstanding and (y) the then-effective Borrowing Base shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 3.02, but in no event to exceed the Highest Lawful Rate. (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of

64 any Eurodollar Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Term SOFR Rate or LIBO Rate , Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and shall be binding upon the parties hereto. Section 3.03 Alternate Rate of Interest. (a)Subject to Section 3.03(b), if prior to the commencement of any Interest Period for a Eurodollar Borrowing: (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Term SOFR Rate or the LIBO Term SOFR Rate, as applicable (including because the LIBO Screen Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR, Daily Simple SOFR; or (ii) the Administrative Agent is advised by the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted LIBO Term SOFR Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Term Benchmark Borrowing shall be ineffective, and (ii) if any Borrowing Request that requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.Term

65 Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. (b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (32) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this Section 3.03(b)(ii), if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this Section 3.03(b)(ii) shall not be

66 effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Termination Event and may do so in its sole discretion. (c) (iii)In connection with the implementation of a Benchmark Replacement, Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) (iv)The Administrative Agent will promptly notify the Borrower and the Lenders of (Ai) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B(ii) the implementation of any Benchmark Replacement, (Ciii) the effectiveness of any Benchmark Replacement Conforming Changes, (Div) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (vf) below and (Ev) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03. (e) (v)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (Ai) if the then-current Benchmark is a term rate (including the Term SOFR or LIBO Rate) and either (1A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (Bii) if a tenor that was removed pursuant to clause (i) above either (1A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) (vi)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Eurodollar Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing into a

67 request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Ratethe Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. Section 3.04 Prepayments. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b). (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar (A) a Term Benchmark Borrowing, not later than 10:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment or (B) a RFR Borrowing, not later than 10:00 a.m., Dallas, Texas time, five Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the date of prepayment. Each such notice shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written notice of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Maximum Credit Amounts as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any payments to the extent required by Section 5.02. (c) Mandatory Prepayments. (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or any reduction in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess,

68 and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j). (ii) Upon any redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than pursuant to Section 2.07(e) or Section 2.07(f)) or Section 8.12(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then after receiving a New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.12(c), as the case may be (the date of receipt of any such notice, the “Deficiency Notification Date”), the Borrower shall (i) at its option take one of the following actions: (A) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j)) within thirty (30) days following the Deficiency Notification Date; (B) prepay the Borrowings in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date; (C) grant, within thirty (30) days following the Deficiency Notification Date, to the Administrative Agent as security for the Obligations a first-priority Lien on additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report (and not already subject to a Lien of the Security Instruments) pursuant to Security Instruments reasonably acceptable to the Administrative Agent with sufficient Borrowing Base value (as determined by the Required Lenders) to cure the Borrowing Base Deficiency; or (D) deliver, within 10 days after the Deficiency Notification Date, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clauses (A), (B) and/or (C) above, and also indicating the amount to be prepaid and the amount to be provided as additional Collateral, and (ii) make such payment and deliver such additional Collateral within the time required under clauses (A), (B) and/or (C) above; provided that, notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date. The Borrower shall provide to the Administrative Agent, within ten (10) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs pursuant to Section 8.12(c), as applicable, an irrevocable written notice indicating which of the options specified in clauses (A), (B), (C) or (D) the Borrower elects to take in order to eliminate the Borrowing Base Deficiency. Such notice shall be irrevocable and, in the event the Borrower fails to provide such written notice to the Administrative Agent within the ten (10) day period referred to above, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (A) above. The failure of the Borrower to comply with any of the options elected (including any deemed election) pursuant to the provisions of this Section 3.04(c)(ii) and specified in such notice (or relating to such deemed election) shall constitute an Event of Default. (iii) Upon any adjustment to the Borrowing Base pursuant to Section 2.07(e) or Section 2.07(f) (each such adjustment, a “Specified Adjustment”), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to (1) if a Borrowing Base Deficiency existed immediately prior to the occurrence of such Specified Adjustment, the positive difference, if any, between (x) the aggregate amount of such Borrowing Base Deficiency immediately after giving

69 effect to such Specified Adjustment minus (y) the aggregate amount of such Borrowing Base Deficiency immediately prior to such Specified Adjustment or (2) if no Borrowing Base Deficiency existed immediately prior to such Specified Adjustment, the aggregate amount of such Borrowing Base Deficiency (the applicable amount from clause (1) or (2), the “Specified Borrowing Base Deficiency”), and (B) if any Specified Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess within one Business Day after the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date. For the avoidance of doubt, nothing in this Section 3.04(c)(iii) shall prejudice the Borrower’s right to utilize the options described in Section 3.04(c)(ii) with respect to any portion of a Borrowing Base Deficiency existing prior to the occurrence of a Specified Adjustment. (iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, (A) first, ratably to any ABR Borrowings then outstanding, and, (B) second, to any Eurodollar RFR Borrowings then outstanding, and if more than one Eurodollar RFR Borrowing is then outstanding, to each such Eurodollar RFR Borrowing in order of priority beginning with the Eurodollar RFR Borrowing with the least number of days remaining prior to the Interest Payment Date applicable thereto and ending with the RFR Borrowing with the most number of days remaining prior to the Interest Payment Date applicable thereto and (C) third, to any Term Benchmark Borrowings then outstanding, and if more than one Term Benchmark Borrowing is then outstanding, to each such Term Benchmark Borrowing in order of priority beginning with the Term Benchmark Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Term Benchmark Borrowing with the most number of days remaining in the Interest Period applicable thereto. (v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02. (vi) Consolidated Cash Balance. If, as of the end of any Friday (or, if such day is not a Business Day, then as of the end of the next Business Day), (A) there are any outstanding Borrowings and (B) the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold (the amount of such excess, “Excess Cash”, and each such date, an “Excess Cash Measurement Date”), then the Borrower shall, on the next succeeding Business Day, (1) prepay the Borrowings in an aggregate principal amount equal to the Excess Cash, and (2) if, after prepaying all of the Borrowings, there is any LC Exposure and Excess Cash, pay to the Administrative Agent on behalf of the Lenders an amount equal to the remaining amount of Excess Cash to be held as cash collateral as provided in Section 2.08(j); provided that all payments required to be made pursuant to this Section 3.04(c)(vi) must be made on or prior to the Termination Date. To the extent that there are funds on deposit in, or credited to, any deposit account or other account maintained with the Administrative Agent (or any Affiliate thereof) or any Lender (or any Affiliate thereof) on any date that the Borrower is required to prepay Loans (and/or cash collateralize LC Exposure, as applicable) pursuant to this Section 3.04(c)(vi), the Borrower hereby irrevocably authorizes and instructs the Administrative Agent or such Lender to

70 apply such funds to the prepayment of Loans (and/or cash collateralization of LC Exposure, as applicable). The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(c)(vi). (d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02. Section 3.05 Fees. (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank, a fronting fee set forth in the applicable Letter of Credit Fee Letter, on the average daily amount of the LC Exposure with respect to Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. During the continuation of an Event of Default, the fees payable pursuant to this Section 3.05(b) shall increase by 2.00% per annum over the then-applicable rate. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

71 (c) Borrowing Base Increase Fees. Any increase in the Borrowing Base may be subject to a Borrowing Base increase fee in an amount to be agreed by the Lenders and the Borrower, payable on the effective date of any such increase and the Borrower agrees to pay such Borrowing Base increase fee (if any). ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Dallas, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are

72 purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any other Loan Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Section 4.03 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a). (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.02(c) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the Issuing Bank to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section 4.03; third, as the Borrower may request (so long as no Default, Event of Default or Borrowing Base Deficiency exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future

73 Letters of Credit issued under this Agreement, in accordance with this Section 4.03; fifth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.03 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) The Commitment, the Maximum Credit Amount and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.02); provided that (1) this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby and (2) any redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender; provided that, subject to Section 12.19, no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non- Defaulting Lender. (d) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any Non-Defaulting Lender, cause such Non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment; provided that, subject to Section 12.19, no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

74 (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, then the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and (e) so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.03(a), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.03(d)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless or the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that each of the Administrative Agent, the Borrower, and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the

75 Loans of the other Lenders and/or participations in Letters of Credit of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and/or participations in Letters of Credit in accordance with its Applicable Percentage. Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s and/or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Secured Parties agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Secured Parties, but the Secured Parties will instead permit such proceeds to be paid to the Loan Parties and (b) the Secured Parties hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Loan Parties. ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY Section 5.01 Increased Costs. (a) Eurodollar Changes in Law. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Term SOFR Rate) or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank or the London applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts

76 as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered. (c) Certificates. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180- day period referred to above shall be extended to include the period of retroactive effect thereof. Section 5.02 Break Funding Payments. In With respect to Term Benchmark Loans, in the event of (a) the payment of any principal of any Eurodollar Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any Eurodollar Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such

77 Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (i) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 5.03 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrower. The Borrower and each Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Indemnification by the Borrower. The Borrower and each Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender

78 (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), Section 5.03(e)(ii)(B) and Section 5.03(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. Federal backup withholding Tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN- E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal

79 withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN- E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI (or any successor form); (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations

80 under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and each Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(f). (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

81 (h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms. For purposes of this Section 5.03, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA. Section 5.04 Mitigation Obligations; Replacement of Lenders. (a) Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower or any Guarantor is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender or indemnify any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender is a Non-Consenting Lender, then in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this Section 5.04(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower,

82 the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto. Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Term Benchmark Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Term Benchmark Loans (or, if applicable, RFR Loans) shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Term Benchmark Loans and/or RFR Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans. ARTICLE VI CONDITIONS PRECEDENT Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02): (a) The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, arrangement, upfront and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, and to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the reasonable fees and expenses of Vinson & Elkins, L.L.P., counsel to the Administrative Agent). (b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and each Guarantor, each setting forth (i) resolutions of the members, board of directors, board of managers or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor, or of the manager, managing member, general partner or such other Person having authority to bind the Borrower or such Guarantor, (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and

83 (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation, by-laws, the limited liability company agreement, operating agreement, partnership agreement, certificate of formation or other applicable organizational documents of the Borrower and such Guarantor (in each case, together with all amendments thereto, if any), certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary. (c) The Administrative Agent shall have received certificates of the appropriate State agencies in the jurisdiction of organization of each Loan Party with respect to the existence, qualification and good standing of such Loan Party. (d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement signed on behalf of such party. (e) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note at least two (2) Business Days prior to the Effective Date in a principal amount equal to its Maximum Credit Amount dated as of the date hereof. (f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of the Security Instruments, including the Pledge and Security Agreement described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall: (i) be reasonably satisfied that the Security Instruments create first priority (and upon filing in the proper offices of the appropriate jurisdictions, perfected) Liens (provided that Excepted Liens identified in clauses (a) through (d) and clause (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on at least 90% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report; and (ii) have received certificates, together with undated, blank stock powers for such certificates, representing all of the issued and outstanding certificated Equity Interests in the Borrower, Intermediate HoldCo (if applicable) and each Domestic Subsidiary constituting Collateral. (g) The Administrative Agent shall have received a customary opinion of (i) Gibson, Dunn & Crutcher LLP, special counsel to the Borrower and (ii) Day Carter Murphy LLP, local California counsel to the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent. (h) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Loan Parties are carrying insurance in accordance with Section 7.12.

84 (i) The Administrative Agent shall have received title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 90% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report. (j) The Administrative Agent shall have received a certificate from a Financial Officer of the Parent with respect to solvency of the Loan Parties on a consolidated basis as of the Effective Date after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent. (k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (i) that the Loan Parties have received all consents and approvals required by Section 7.03 and (ii) that, as of the Effective Date, (a) no Default shall have occurred and be continuing and (b) the representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall continue to be true and correct in all respects) as of such specified earlier date. (l) The Administrative Agent shall have received (i) the Financial Statements referred to in Section 7.04(a) and the pro forma unaudited consolidated balance sheet referred to in Section 7.04(b) and (ii) the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.11(c). (m) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Loan Parties (other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03) for each of the following jurisdictions: Delaware and any other jurisdiction reasonably requested by the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Liens on the Property of the Loan Parties (other than Liens permitted by Section 9.03) have been (or will be concurrently with the initial Borrowing on the Effective Date) released or terminated, and that duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Loan Parties. (n) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all loans and other amounts owing under the Existing Credit Agreement have been (or contemporaneously with the Effective Date are being) repaid in full and all commitments thereunder have been terminated or cancelled, (ii) all Liens on the Properties of the Loan Parties associated with the Existing Credit Agreement have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (iii) no Loan Party shall have any outstanding Debt other than Debt permitted by Section 9.02.

85 (o) The Administrative Agent shall be reasonably satisfied with the environmental condition of, the Loan Parties’ properties. (p) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Effective Date to the extent requested at least ten (10) business days prior to the Effective Date, and be reasonably satisfied in form and substance with, (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act and (ii) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., Dallas, Texas time, on August 31st, 2021 (and, in the event such conditions are not so satisfied, extended or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto. Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. (b) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date.

86 (c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable. (d) At the time of and immediately after giving effect to such Borrowing and the use of proceeds thereof on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold. Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), Section 6.02(b), and Section 6.02(d). ARTICLE VII REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to the Lenders that: Section 7.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect. Section 7.02 Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action (including, without limitation, any action required to be taken by any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained would not cause a Default hereunder, could not

87 reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents; (b) will not violate (i) any applicable material provision of law or regulation or (ii) the charter, bylaws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Loan Party or any of their respective material Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or any other Loan Party and (d) will not result in the creation or imposition of any Lien on any material Property of the Borrower or any other Loan Party (other than the Liens created by the Loan Documents). Section 7.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) the Parent’s consolidated balance sheet and statements of income, partners’ equity and cash flows as of and for the fiscal year ended December 31, 2020, reported on by KPMG, independent public accountants and (ii) the Parent’s unaudited consolidated balance sheets and statements of income, partners’ equity and cash flows as of and for the fiscal quarter ended March 31, 2021. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Loan Parties as of such date and for such period in accordance with GAAP. (b) The Borrower has heretofore furnished to the Lenders a pro forma unaudited consolidated balance sheet of the Loan Parties as of the Effective Date, after giving effect to the Transactions contemplated to occur on the Effective Date, certified by a Responsible Officer as having been prepared in good faith based upon reasonable assumptions. (c) Since December 31, 2020, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. (d) Neither the Parent, the Borrower nor any other Loan Party has on the date hereof any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, material liabilities for Taxes, unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements. Section 7.05 Litigation. (a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any other Loan Party (i) not fully covered by insurance (except for normal deductibles) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions. (b) Since the Effective Date, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

88 Section 7.06 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) the Loan Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws; (b) the Loan Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Loan Party has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied; (c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower, any other Loan Party or any Unrestricted Subsidiary or any of their respective Properties or as a result of any operations at such Properties; (d) none of the Properties of the Borrower, any other Loan Party or any Unrestricted Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (e) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the of the Borrower’s, any other Loan Party’s or any Unrestricted Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the Borrower’s knowledge, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property; (f) none of the Borrower, any other Loan Party or any Unrestricted Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite Properties of the Borrower, any other Loan Party or any Unrestricted Subsidiary and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice; (g) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the of the Borrower, any other Loan Party or any Unrestricted Subsidiary Properties that could reasonably be expected to form the basis for a claim for damages or compensation, and there are no conditions

89 or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and (h) the Loan Parties have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Loan Parties’ or any Unrestricted Subsidiary’s possession or control and relating to their respective Properties or operations thereon. Section 7.07 Compliance with the Laws and Agreements; No Defaults. (a) The Parent, the Borrower and each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Borrower nor any other Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or any other Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any other Loan Party or any of their Properties is bound. (c) No Default has occurred and is continuing. Section 7.08 Investment Company Act. Neither the Borrower nor any other Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended. Section 7.09 Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Loan Party, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Loan Parties. The charges, accruals and reserves on the books of the Loan Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge which could reasonably be expected to have a Material Adverse Effect. The Parent is taxable as a corporation for U.S. federal, state or local income tax purposes. The Borrower is treated as a disregarded entity of the Parent for U.S. federal, state and local income tax purposes Section 7.10 ERISA. None of the Borrower, any other Loan Party or any Unrestricted Subsidiary sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Plan or Multiemployer

90 Plan. Except as could not reasonably be expected to constitute a Material Adverse Effect, no ERISA Event has occurred. None of the Borrower, any other Loan Party or any Unrestricted Subsidiary is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Section 7.11 Disclosure; No Material Misstatements. (a) The Borrower has disclosed or made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Loan Parties are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of the Parent, the Borrower or any other Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There are no material statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. (b) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. Section 7.12 Insurance. The Borrower has, and has caused all of the other Loan Parties to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. Such insurance policies contain an endorsement naming the Administrative Agent and the Lenders as additional insureds in respect of such liability insurance policies and naming the Administrative Agent as loss payee with respect to Property loss insurance. Section 7.13 Restriction on Liens. Neither the Borrower nor any other Loan Party is a party to any agreement or arrangement (other than Debt creating Liens permitted by Section 9.03(c), but then only on the Property securing such Debt), or subject to any order, judgment, writ

91 or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents, or restricts any other Loan Party from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Loan Party, or restricts any other Loan Party from making loans or advances or transferring any Property (other than the Property securing Debt permitted by Section 9.03(c)) to the Borrower or any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith. Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Parent has no subsidiaries and such Schedule 7.14 sets forth a list of, and identifies, all Restricted Subsidiaries and Unrestricted Subsidiaries. The Borrower has no Foreign Subsidiaries. As of the Effective Date, the Parent has no Subsidiaries other than the Borrower and the Borrower has no Unrestricted Subsidiaries. Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware, and the name of the Borrower as listed in the public records of its jurisdiction of organization is Berry Petroleum Company, LLC (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(k) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive office is located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(k) and Section 12.01(c)). Each Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(k)). Section 7.16 Properties; Titles, Etc. (a) Each of the Loan Parties has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens and permitted Dispositions, the Borrower or the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Loan Party’s net revenue interest in such Property. (b) All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

92 (c) The rights and Properties presently owned, leased or licensed by the Loan Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof. (d) All of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent industry standards, ordinary wear and tear excepted. (e) Each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect. Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any other Loan Party is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Loan Party. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Loan Parties, in a manner consistent with customary industry practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect). Section 7.18 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.11(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Loan Parties to deliver

93 Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one half bcf of gas (on an mcf equivalent basis) in the aggregate. Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the other Loan Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months. Section 7.20 Hedge Agreements and Qualified ECP Counterparty. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date of (or as of the date(s) otherwise set forth in) such report, sets forth, a true and complete list of all Hedge Agreements (other than Other Hedge Agreements) of the Borrower and each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto other than the Loan Documents (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Counterparty. Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to refinance in full all obligations outstanding under the Existing Credit Agreement, (b) for working capital for exploration and production operations and for other general corporate purposes of the Loan Parties, including the acquisition of Oil and Gas Properties and (c) to pay fees and expenses associated with the Transactions. The Loan Parties are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Federal Reserve Board. Section 7.22 Solvency. After giving effect to the Transactions and the other transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors (including the Parent), taken as a whole, exceed the aggregate Debt of the Borrower and the Guarantors (including the Parent) on a consolidated basis, (b) each of the Borrower and the Guarantors (including the Parent) has not incurred and does not intend to incur, and does not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash reasonably expected to be received by each of the Borrower and the Guarantors (including the Parent) and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be

94 expected to be received by reason of indemnity, offset, insurance or any similar arrangement), as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors (including the Parent) does not have (and does not have reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business. Section 7.23 International Operations. No Loan Party owns, and has not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States of America. Section 7.24 USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and any Unrestricted Subsidiaries and their respective directors, officers, employees and agents with the USA PATRIOT Act, Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. The Loan Parties, any Unrestricted Subsidiaries and their respective officers and directors, and to the knowledge of the Parent, its employees and agents, are in compliance with the USA PATRIOT Act, Anti-Corruption Laws, applicable AML Laws and applicable Sanctions in all material respects. None of (a) the Parent, any other Loan Party, any Unrestricted Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent, any other Loan Party or any Unrestricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or (ii) is in violation of AML Laws, or Anti- Corruption Laws. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions. None of the Loan Parties, nor any other Guarantor or Unrestricted Subsidiary, or, to the knowledge of the Parent, any other Affiliate, has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country. Section 7.25 Accounts. As of the Effective Date, Schedule 7.25 lists all Deposit Accounts, Commodity Accounts and Securities Accounts maintained by or for the benefit of the Borrower or any other Loan Party. Section 7.26 Affected Financial Institution. Neither the Borrower nor any other Loan Party is an Affected Financial Institution. ARTICLE VIII AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated, or arrangements otherwise satisfactory to the applicable Issuing Bank in respect thereof have been made, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

95 Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent (for provision to each Lender): (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2021, the Parent’s audited consolidated balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Leverage Ratio or the current ratio in Section 9.01(b) on a future date or in a future period) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied. If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (a), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Loan Parties as of the end of and for such fiscal year which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by the chief executive officer or the chief financial officer of the Parent as fairly presenting in all material respects such consolidated financial position and results of operations as of the end of and for such year. (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each fiscal quarter of each fiscal year of the Parent, commencing with the fiscal quarter ending September 30, 2021, the Parent’s consolidated balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (b), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Loan Parties as of the end of and for such fiscal quarter which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by the chief executive officer or the chief financial officer of the Parent as fairly presenting in all material respects such consolidated financial condition and results of operations as of the end of and for such fiscal quarter. (c) Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of the Parent in substantially the form of Exhibit D hereto (i) certifying as to

96 whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 8.01(a). (d) Annual Budget. Concurrently with the delivery of each Reserve Report pursuant to Section 8.11, a business and financial plan for the Loan Parties, in form reasonably acceptable to the Administrative Agent, including an annual operating, capital and cash flow budget for such fiscal year and detailed on a quarterly basis. (e) Certificate of Financial Officer – Hedge Agreements. Concurrently with the delivery of any Reserve Report pursuant to Section 8.11 hereunder, a certificate of a Financial Officer, in form reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Hedge Agreements of the Borrower and each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than the Loan Documents) not listed on Schedule 7.20, any margin required or supplied under any credit support document (other than the Loan Documents), and the counterparty to each such agreement. (f) Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies. (g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any other Loan Party with the SEC, or with any national securities exchange, or distributed by the Borrower or any other Loan Party to its shareholders generally, as the case may be. (h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any default notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including, without limitation, any Permitted Additional Debt Document), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01. (i) Notice of Dispositions of Oil and Gas Properties and Liquidation of Hedge Agreements. In the event the Borrower or any other Loan Party intends to Dispose of any Oil and Gas Properties (other than Hydrocarbons in the ordinary course of business) or any Equity Interests in any other Loan Party, in each case, to the extent that (a) such Oil and Gas Properties have a fair market value in excess of $15,000,000 or (b) the Disposition of such Oil and Gas Properties would reasonably be expected to result in a redetermination of the Borrowing Base pursuant to Section 2.07(e), then, in either case, at least five (5) Business Days’ prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof

97 requested by the Administrative Agent or any Lender. In the event that the Borrower or any other Loan Party receives any notice of early termination of any Hedge Agreement to which it is a party from any of its counterparties, or any Hedge Agreement to which the Borrower or any other Loan Party is a party is Liquidated, in each case to the extent that (a) the Hedge Termination Value of such Hedge Agreement as of such date of early termination or date of Liquidation is in excess of $15,000,000 or (b) such Liquidation would reasonably be expected to result in a redetermination of the Borrowing Base pursuant to Section 2.07(e), in either case, prompt written notice of the receipt of such early termination notice or such Liquidation, (and in the case of a voluntary Liquidation of any Hedge Agreement, no less than three (3) Business Days’ prior written notice thereof), as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof reasonably requested by the Administrative Agent or any Lender. (j) Notice of Casualty Events. Prompt written notice, and in any event within ten Business Days of the occurrence of any Casualty Event having a fair market value in excess of $10,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $10,000,000. (k) Information Regarding the Borrower and Guarantors. Prompt written notice (and in any event within ten (10) days after) of any change (i) in the Borrower’s or any Guarantor’s legal name, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or Guarantor’s entity type, or (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization. (l) Production Report and Lease Operating Statements. Concurrently with the delivery of any Reserve Report pursuant to Section 8.11 hereunder, a report setting forth, for each calendar month during the then current fiscal year to date through and including the last day of the fiscal quarter for which financial statements are being delivered, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month. (m) Notice of Debt Incurrence. Written notice at least three (3) Business Days prior to the incurrence of any Permitted Additional Debt, the amount thereof, the intended use of proceeds thereof, the anticipated date of closing and available drafts of the offering memorandum (if any) and any other material documents relating to such Permitted Additional Debt. (n) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, any other Loan Party or any Unrestricted Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request. Documents required to be delivered pursuant to Section 8.01(a), (b), (g) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which

98 such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (for provision to each Lender) prompt written notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower, any other Loan Party or any Unrestricted Subsidiary thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

99 Section 8.04 Payment of Obligations. The Borrower will, and will cause each of the other Loan Parties to, pay its material Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any other Loan Party. Section 8.05 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Loan Party to: (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) except due to a Casualty Event, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all material equipment, machinery and facilities; and (c) except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties. With respect to the Oil and Gas Properties referred to in this Section 8.05 that are operated by any Person other than the Borrower or any other Loan Party, the Borrower or such Loan Party, as applicable, shall use commercially reasonable efforts to cause the operator of such Oil and Gas Properties to comply with this Section 8.05 with respect to the Oil and Gas Properties operated by it. Section 8.06 Insurance. The Borrower will, and will cause each Loan Party to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall contain an endorsement naming the Administrative Agent and the Lenders as “additional insureds” and

100 provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent. Section 8.07 Books and Records; Inspection Rights. The Borrower will, and will cause each Loan Party to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. At any reasonable time and from time to time, upon reasonable notice, the Borrower shall permit the Administrative Agent and shall cause each Loan Party to permit the Administrative Agent to, examine and copy the books and records of such Loan Party, to visit and inspect the Property of such Loan Party, and to discuss the business operations and Property of such Loan Party with the officers and directors thereof; provided that, so long as no Event of Default shall have occurred and be continuing, the Loan Parties shall not be responsible for the costs of more than one inspection visit per calendar year. Notwithstanding the foregoing, no Loan Party will be required to disclose, discuss, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agents and contractors) is prohibited by applicable law or confidentiality restrictions imposed by agreements with third parties or (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product. Section 8.08 Compliance with Laws. The Borrower will, and will cause each Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except (other than with respect to Anti-Corruption Laws, applicable AML Laws and applicable Sanctions) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. Section 8.09 Environmental Matters. (a) The Borrower shall, without cost or expense to the Administrative Agent, the Issuing Bank or the Lenders: (i) comply, and shall cause its Properties and operations and each Loan Party and each Unrestricted Subsidiary and each Loan Party’s and each Unrestricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Loan Party and each Unrestricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Loan Parties’ or any of the Unrestricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Loan Parties’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Loan Party and each Unrestricted Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Loan Parties’ and each Unrestricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Loan Party and each Unrestricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment,

101 evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Loan Parties’ or any of the Unrestricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause the other Loan Parties and each Unrestricted Subsidiary to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation (to the extent not fully covered by insurance (other than normal deductibles)) that could reasonably be expected to exceed $20,000,000 individually or in the aggregate; and (vi) establish and implement, and shall cause each Loan Party and each Unrestricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Loan Parties’ obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect. (b) The Borrower will promptly, but in no event later than five days of the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower, any other Loan Party or any Unrestricted Subsidiary or their respective Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles. Section 8.10 Further Assurances. (a) The Borrower at its sole expense will, and will cause each Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any other Loan Party, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith. (b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any

102 financing statement may describe the Collateral as “all assets” of the applicable Borrower or Guarantor or words of similar effect as may be required by the Administrative Agent. Section 8.11 Reserve Reports. (a) On or before April 1st and October 1st of each year, commencing October 1, 2021, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Loan Parties as of the immediately preceding January 1st and July 1st, respectively. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report (or, in the case of the October 1, 2021 Reserve Report, the Initial Reserve Report). (b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report in all material respects. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(c), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request. (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold (other than Hydrocarbons sold in the ordinary course of business) since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold (other than Hydrocarbons sold in the ordinary course of business) and in such detail as required by the Administrative Agent, and (v) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating that the total value of such Mortgaged Properties as a percentage of the total value of the total proved Oil and Gas Properties evaluated in such Reserve Report is in compliance with Section 8.13(a).

103 Section 8.12 Title Information. (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.11(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent on at least 90% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report. (b) If the Borrower has provided title information for additional Properties under Section 8.12(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (provided that Excepted Liens of the type described in clauses (a) through (d) and clause (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent on at least 90% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report. (c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide reasonably acceptable title information covering 90% of the total value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide reasonably acceptable title information on 90% of the total value of the proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice. Section 8.13 Additional Collateral; Additional Guarantors. (a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(v)) to ascertain whether the Mortgaged Properties represent at least

104 90% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such value, then the Borrower shall, and shall cause the other Loan Parties to, grant, within sixty (60) days of delivery of the certificate required under Section 8.11(c), to the Administrative Agent as security for the Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) through (d) and clause (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any other Loan Party places a Lien on its Oil and Gas Properties pursuant to this Section 8.13(a) and such Loan Party is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b). (b) If (i) the Parent creates or acquires Intermediate Holdco or the Borrower or any other Subsidiary creates or acquires any other Restricted Subsidiary that has not been designated an Unrestricted Subsidiary pursuant to Section 9.23(b), or if an Unrestricted Subsidiary is designated as a Restricted Subsidiary pursuant to Section 9.23(c) then, no later than thirty (30) days after the date of creation, acquisition or designation thereof, as the case may be (or such later date as the Administrative Agent may agree in its sole discretion): (A) cause such Person to become a Guarantor by executing and delivering to the Administrative Agent a duly executed copy of or, or supplement to, the Guaranty Agreement and the Pledge and Security Agreement (or such other document as the Administrative Agent shall deem appropriate for such purpose), (B) pledge all of the Equity Interests of such Person (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Loan Party (if any), together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Section 8.14 ERISA Event. The Borrower will promptly furnish and will cause the other Loan Parties and Unrestricted Subsidiaries to promptly furnish to the Administrative Agent upon becoming aware of the occurrence of any ERISA Event specifying the nature thereof, what action the Borrower, such other Loan Party or such Unrestricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto. Section 8.15 Marketing Activities. The Borrower will not, and will not permit any of the other Loan Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Loan Parties that the Borrower or any other Loan Party has the right to market pursuant to joint operating agreements, unitization agreements or

105 other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto. Section 8.16 Accounts. (a) The Borrower shall, and shall cause each Guarantor to, cause each of its Deposit Accounts, Commodity Accounts and Securities Accounts at all times to be subject to a Control Agreement; provided that (a) no such Control Agreement shall be required for any Excluded Account and (b) with respect to Deposit Accounts, Commodity Accounts and Securities Accounts maintained by the Borrower and the Guarantors as of the Effective Date, the Borrower and the Guarantors shall have until the date that is forty-five (45) days after the Effective Date (as such date may be extended by the Administrative Agent in its reasonable discretion) (such 45-day period after the Effective Date with any such extensions, the “Transition Period”) to deliver Control Agreements covering such accounts (such date, the “Control Agreement Delivery Date”). (b) From and after the Control Agreement Delivery Date, the Borrower shall, and shall cause each Loan Party to, maintain, other than Excluded Accounts, (i) all Deposit Accounts and Commodity Accounts with the Administrative Agent or an Affiliate thereof (subject to exceptions for Deposit Accounts and Commodity Accounts held with other Lenders and Affiliates thereof; provided that (A) the Administrative Agent shall have received notice from the Borrower that such Deposit Account or Commodity Account has been opened with a Lender or Affiliate thereof and (B) such exceptions shall only apply to this Section 8.16(b) and shall remain subject at all times to Section 8.16(a)) and (ii) all Securities Accounts with a Lender or an Affiliate thereof. Section 8.17 Minimum Hedging. Commencing from and after March 31, 2022, the Borrower shall maintain Hedge Agreements (other than three-way collars) with one or more Approved Counterparties hedging minimum notional volumes of (i) at least 75% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the first full calendar month following each Minimum Hedging Requirement Date (as hereinafter defined) through and including the 24th full calendar month following each such Minimum Hedging Requirement Date and (ii) at least 50% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the 25th full calendar month following each such Minimum Hedging Requirement Date through and including the 36th full calendar month following each such Minimum Hedging Requirement Date; provided that, notwithstanding the foregoing, until the Minimum Hedging Requirement Date occurring on October 1, 2022, Borrower shall not be required to maintain any Hedge Agreements pursuant to this Section 8.17 for any full calendar month from and after January 1, 2025; provided further, that in the case of each of the foregoing clauses (i) and (ii), the notional volumes hedged under such Hedge Agreements shall be deemed reduced by the notional volumes of any short puts or other similar derivatives having the effect of exposing the Borrower or any other Loan Party to

106 commodity price risk below the “floor” created by such Hedge Agreements of the Loan Parties for each applicable calendar month. On or prior to the date each Reserve Report (other than the Initial Reserve Report) is required to be delivered by the Borrower pursuant to Section 8.11(a) (each, a “Minimum Hedging Requirement Date”), the Borrower shall deliver evidence in form and substance satisfactory to the Administrative Agent that it has entered into Hedge Agreements to be in compliance with this Section 8.17 as of such Minimum Hedging Requirement Date. Section 8.18 Consolidated Cash Balance Information. On each Excess Cash Measurement Date (or on the Business Day immediately following such Excess Cash Measurement Date), the Borrower shall provide to the Administrative Agent a certificate of a Financial Officer in substantially the form of Exhibit H, certifying as to the amount of the Consolidated Cash Balance and the amount of Excess Cash, if any, as of such Excess Cash Measurement Date, and attaching thereto, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each Deposit Account, Commodity Account, Securities Account, or other account in which any Consolidated Cash Balance is held credited or carried. Section 8.19 Post-Closing Required Hedging. No later than September 25, 2021 (or such later date as the Administrative Agent may agree in its reasonable discretion), the Administrative Agent shall have received satisfactory evidence that the Loan Parties have entered into Hedge Agreements (other than three-way collars) with one or more Approved Counterparties hedging minimum notional volumes of (i) at least 75% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Initial Reserve Report for each full calendar month during the period from and including the Effective Date through and including the 24th full calendar month following the Effective Date and (ii) at least 50% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Initial Reserve Report, for each full calendar month during the period from and including the 25th full calendar month following the Effective Date through and including the 36th full calendar month following the Effective Date, in the case of each of clauses (i) and (ii), at prices acceptable to the Administrative Agent. Section 8.20 Unrestricted Subsidiaries. The Borrower: (a) will cause the management, business and affairs of each of the Loan Parties to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Loan Parties to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Loan Parties; (b) will not, and will not permit any of the Loan Parties to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries except pursuant to Investments permitted by Section 9.05(n); and (c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Loan Party.

107 ARTICLE IX NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated, or arrangements otherwise satisfactory to the applicable Issuing Bank in respect thereof have been made, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that: Section 9.01 Financial Covenants. (a) Ratio of Total Debt to EBITDAX. The Parent will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2021, the ratio of (A) Total Debt as of such day to (B) EBITDAX for the period of four fiscal quarters ending on such day (the “Leverage Ratio”) to be greater than 3.00 to 1.00. (b) Current Ratio. The Parent will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2021, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments then available to be borrowed, but excluding (x) non-cash assets under FASB ASC 815 and (y) any assets of any Unrestricted Subsidiary) to (ii) consolidated current liabilities (excluding (x) non-cash obligations under FASB ASC 410 and 815, (y) current maturities under this Agreement and (z) any liabilities of any Unrestricted Subsidiary) to be less than 1.00 to 1.00. Section 9.02 Debt. The Borrower will not, and will not permit any other Loan Party to, incur, create, assume or suffer to exist any Debt, except: (a) the Obligations arising under the Loan Documents or any guarantee of or suretyship arrangement for the Obligations arising under the Loan Documents; (b) Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Debt), including obligations in respect of Capital Leases or Synthetic Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) such Debt is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this Section 9.02(b) shall not exceed, at the time of the incurrence thereof 2% of Consolidated Net Tangible Assets at any time outstanding; (c) Debt consisting of obligations under performance bonds, bid bonds, appeal bonds and sureties or bonds and similar obligations provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of a Loan Party (i) in connection with the operation of its Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties, or (ii) otherwise in the ordinary course of business;

108 (d) intercompany Debt between the Borrower and any Guarantor or between Guarantors to the extent permitted by Section 9.05(g); provided that (1) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of the Guarantors and (2) any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Obligations on terms set forth in the Guaranty Agreement; (e) endorsements of negotiable instruments for collection in the ordinary course of business; (f) Indebtedness owed to insurance companies for premiums on policies required by the Loan Documents. (g) Debt (i) consisting of liabilities incurred in the ordinary course of business under workers’ compensation claims required by Governmental Authority or by third parties in the ordinary course of business, and (ii) in respect of health, disability or other employee benefits or property, casualty or liability insurance, in each case of the foregoing clauses (i) and (ii), (A) pursuant to customary reimbursement or indemnification obligations to such Person, and (B) which Debt is incurred in the ordinary course of business; (h) (A) the Existing Permitted Additional Debt existing on the Effective Date and (B) other unsecured senior notes or unsecured senior subordinated notes of the Borrower, and any guarantees thereof in an aggregate principal amount for the foregoing clause (A) and (B) not to exceed $700,000,000 at any time outstanding; provided that (i) immediately after giving effect to the incurrence of any such Debt and the use of proceeds thereof, on a pro forma basis, the Leverage Ratio shall not exceed 2.50 to 1.00 (as the Leverage Ratio is recomputed on such date using (A) Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available); provided that this Section 9.02(h)(i) shall not apply to the incurrence of any Debt that constitutes a refinancing of other Debt incurred pursuant to this Section 9.02(h) to the extent that the aggregate principal amount of such refinancing Debt does not exceed the sum of (x) the original principal amount of the refinanced Debt and (y) an amount necessary to pay any fees and expenses, including make-whole payments and premiums, related to such refinancing); (ii) both before and immediately after giving effect to the incurrence of such Debt and the use of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result therefrom; (iii) such Debt does not have any scheduled principal amortization; (iv) such Debt does not have a scheduled maturity date or a date of mandatory Redemption in full sooner than the date which is 91 days after the Maturity Date; (v) such Debt does not have any mandatory Redemption, tender or sinking fund provisions (other than (A) customary change of control tender offer provisions and (B) customary asset sale tender offer provisions; provided that the terms of such Debt do not restrict the payment of any Borrowing Base Deficiency); (vi) no Loan Party or other Person guarantees such Debt unless such Loan Party or other Person has guaranteed the Obligations pursuant to this Agreement or the Guaranty Agreement; (vii) the terms of such Debt and any guarantees thereof: (A) are not more restrictive, taken as a whole, on the Loan Parties than the terms of this Agreement and the other Loan Documents (other than with respect to any applicable redemption or prepayment premiums, call protections, funding discounts, fees, interest, and other economic terms), (B) are prevailing market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower and

109 (C) do not require the maintenance or achievement of any financial performance standards or ratios other than as a condition to taking specified actions; (viii) if such Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (ix) the Borrower shall have complied with Section 8.01(m); and (x) the Borrowing Base shall be reduced to the extent required by Section 2.07(f); (i) other unsecured Debt not otherwise permitted under the preceding provisions of this Section 9.02; provided that the aggregate principal amount thereof shall not exceed $15,000,000 at any time; (j) Debt of any Person that becomes a Loan Party after the date hereof; provided that (i) such Debt exists at the time such Person becomes a Loan Party and is not created in contemplation of or in connection with such Person becoming a Loan Party, (ii) the aggregate principal amount of Debt permitted by this Section 9.02(j) shall not exceed an amount equal to (measured at the time such Person becomes a Loan Party) two percent (2%) of Consolidated Net Tangible Assets at any time outstanding, and (iii) such Debt does not consist of indebtedness for borrowed money (including bonds, debentures, indentures, term loans, and credit facilities); (k) without duplication, guarantees of Debt otherwise permitted under this Section 9.02; (l) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds or in respect of cash management services provided by a bank or other financial institution, each in the ordinary course of business, provided that such Debt is extinguished within five (5) Business Days of incurrence; (m) Debt existing on the Effective Date and set forth in Schedule 9.02 including extensions, replacements and refinancings thereof which do not increase the principal amount (excluding increases resulting from the rolling into such refinanced, extended or replaced principal of any accrued, unpaid interest and any expenses or premium incurred in connection with any such extension, replacement or refinancing and including prepayment and make whole premiums) of such Debt as of the date of such extension or refinancing; (n) Until May 31, 2022, Debt under the Existing Letters of Credit; and (o) During the Transition Period, Debt which is unsecured (other than as secured by Liens permitted pursuant to Section 9.03(i)) and outstanding under corporate credit cards and amounts for which the Loan Parties have issued checks or have initiated wires or ACH transfers, in each case, to pay expenditures of any Loan Party incurred in the ordinary course of business before or during the Transition Period. Section 9.03 Liens. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

110 (a) Liens securing the payment of any Obligations; (b) (i) Excepted Liens and (ii) Liens existing on the Effective Date and set forth on Schedule 9.03 and continuations thereof which do not encumber more Property than such Liens existing on the Effective Date; (c) Liens securing Debt permitted by Section 9.02(b) but only on the Property purchased or improved with such Debt or under lease and proceeds thereof; (d) Liens on Property other than Oil and Gas Properties; provided that the aggregate principal or face amount of all Debt or other obligations secured under this Section 9.03(d) shall not exceed $2,500,000 at any time; (e) (x) Customary contractual rights of set-off and netting arrangements set forth in Hedge Agreements and (y) Liens on cash or Cash Equivalents which does not exceed $5,000,000 in the aggregate at any given time for the posting of collateral or margin to secure the obligations of any Loan Party under any Other Hedge Agreements; (f) any Lien existing on any Property (other than Oil and Gas Properties consisting of proved reserves) of any Person prior to the acquisition thereof by a Loan Party or existing on any Property of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes, or is designated as, a Loan Party; provided that (i) such Lien secures Debt that would otherwise be permitted by Section 9.02(j), (ii) such Lien is not an “all assets” or blanket Lien and is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of a Loan Party or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be; (g) Liens granted by any Loan Party on its rights under any insurance policy in the ordinary course of business, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy; (h) Liens on cash and Cash Equivalents securing Debt permitted pursuant to Section 9.02(n) in an aggregate amount not to exceed $7,385,546.70; (i) Liens on Equity Interests of any Unrestricted Subsidiary (other than Designated Basic NewCo) securing the payment of Debt of such Unrestricted Subsidiary that is otherwise Non-Recourse to the Loan Parties; and (j) During the Transition Period, Liens on cash and Cash Equivalents in the Wells Fargo Accounts in an aggregate amount not to exceed $10,000,000 securing amounts outstanding on corporate credit cards and amounts for which the Loan Parties have issued checks or have initiated wires or ACH transfers, in each case, to pay expenditures of any Loan Party incurred in the ordinary course of business before or during the Transition Period.

111 Section 9.04 Restricted Payments. The Borrower will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its Equity Interest holders or make any distribution of its Property to its Equity Interest holders, except: (a) the Borrower, the Parent and Intermediate HoldCo may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (b) Subsidiaries may declare and pay dividends with respect to their Equity Interests to the Borrower or any other Guarantor; (c) the Borrower may declare and pay dividends ratably with respect to its Equity Interests to Intermediate HoldCo, the Parent or any other Guarantor; (d) Intermediate HoldCo may declare and pay dividends ratably with respect to its Equity Interests to the Parent or any other Guarantor; (e) the Borrower (and Intermediate Holdco, if applicable) may make cash distributions to the Parent, and the Parent may make Restricted Payments to the holders of its Equity Interests: (X) within 60 days after the declaration or announcement of such Restricted Payment (or, if no such declaration or announcement is made, on the date of making such Restricted Payment) in an aggregate amount not to exceed 100% of Free Cash Flow for the fiscal quarter most recently ended prior to the date of such declaration or announcement (or, if no such declaration or announcement is made, on the date of making such Restricted Payments), so long as both immediately before, and immediately after giving effect to, any such Restricted Payment, (i) no Default or Event of Default exists or would exist, (ii) the unused portion of the Commitments is greater than 20% of the total Commitments, (iii) the Leverage Ratio is less than or equal to 2.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on the date of such declaration or announcement (or, if no such declaration or announcement is made, on the date of making such Restricted Payments) using (A) Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available) and (iv) the Administrative Agent shall have received a certificate of a Financial Officer, setting forth reasonably detailed calculations of Free Cash Flow for the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b), as applicable, which shall be in substantially the form of Exhibit I hereto; and (Y) within 60 days after the declaration or announcement of such Restricted Payments (or, if no such declaration or announcement is made, on the date of making such Restricted Payments), so long as both immediately before, and immediately after giving effect to, any such distribution, (i) no Default or Event of

112 Default exists or would exist, (ii) the unused portion of the Commitments is greater than 75% of the total Commitments, and (iii) the Leverage Ratio is less than or equal to 1.50 to 1.00 (as calculated on the date of such declaration or announcement (or, if no such declaration or announcement is made, on the date of making such Restricted Payments) using (A) Total Debt outstanding on such date and (B) EBITDAX as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent pursuant to Section 8.01(a) or Section 8.01(b), as applicable, for the quarter ending (1) March 31, 2022, multiplied by four, (2) June 30, 2022, multiplied by two, (3) September 30, 2022, multiplied by one and one-third, and (4) thereafter, EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date); (f) the Parent, the Borrower and its Restricted Subsidiaries may redeem, acquire, retire or repurchase, for cash, shares of Equity Interests (other than Disqualified Capital Stock) of the Parent, the Borrower held by any present or former officer, manager, director or employee of the Parent, the Borrower or any of its Restricted Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise make Restricted Payments to such employees, directors, officers or managers in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, so long as all such Restricted Payments do not exceed $1,000,000 in the aggregate in any fiscal year; (g) Transfers made by and among the Parent, the Intermediate Holdco (if applicable) and the other Loan Parties pursuant to the operation of a consolidated cash management system in the ordinary course of business; (h) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (and Intermediate Holdco, if applicable) may make Restricted Payments to the Intermediate Holdco and Parent, as the case may be, for the purpose of paying ordinary course expenses of the Intermediate Holdco, if applicable, or the Parent related to their respective activities permitted pursuant to Section 9.22 (including, without limitation, fees and expenses reasonably necessary for public company reporting, stock exchange compliance, board compensation and capital markets activities, including legal, accounting and tax advisory fees and expenses) (i) redemptions, purchases or other acquisitions of (A) Equity Interests issued by to existing or former employees of a Loan Party in connection with satisfying federal or state income tax obligations incurred in connection with the issuance or exercise of Equity Interests or (B) Equity Interests in satisfaction of the exercise price for stock options in which the amounts paid by a Loan Party consist of either Equity Interests of the Parent or nominal amounts for fractional shares; and (j) the Loan Parties may make (or make payments to Intermediate Holdco, if applicable, for the purpose of making) cash payments in lieu of issuing fractional shares.

113 Section 9.05 Investments, Loans and Advances. The Borrower and the Parent will not, and will not permit any other Loan Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to: (a) Investments made prior to the Effective Date that are disclosed on Schedule 9.05; (b) accounts receivable arising in the ordinary course of business; (c) Investments in cash or direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof; (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s; (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e); (g) Investments (i) made by the Borrower or any other Loan Party in any Person that, prior to the making of such Investment is a Loan Party or (ii) made by any Loan Party in or to the Borrower or any other Loan Party that, prior to such Investment, is a Loan Party; (h) Investments (other than in Unrestricted Subsidiaries) so long as both before, and immediately after giving effect to, any such Investment no Default or Event of Default exists or would exist (i) (X) the consideration for which consists solely of Equity Interests (other than Disqualified Capital Stock) of a Loan Party or warrants, options or other rights to purchase or acquire such Equity Interests of a Loan Party (other than Disqualified Capital Stock) or (Y) with up to 100% of the net cash proceeds from a substantially concurrent (within 60 days) sale of Equity Interests (other than Disqualified Capital Stock) of a Loan Party or (ii) (A) the unused portion of the Commitments is equal to or greater than 20% of the total Commitments and (B) the Leverage Ratio is less than or equal to 2.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (1) Total Debt outstanding on such date and (2) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available); (i) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas

114 exploration and production business located within the geographic boundaries of the United States of America; (j) loans or advances to employees, officers, or directors in the ordinary course of business of the Borrower, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $500,000 in the aggregate at any time outstanding; (k) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any other Loan Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any other Loan Party; (l) Investments in the form of trade credit to customers of a Loan Party arising in the ordinary course of business and represented by accounts from such customers; (m) other Investments (other than Investments in Unrestricted Subsidiaries) not to exceed two percent (2%) of Consolidated Net Tangible Assets in the aggregate at any time outstanding, measured at the time of incurrence thereof and without giving effect to subsequent changes in value; (n) other Investments not to exceed $2,000,000 in the aggregate at any time outstanding (calculated using the original amount of each such Investment without giving effect to subsequent changes in value); provided that any such Investment in Unrestricted Subsidiaries, shall only be permitted so long as both before, and immediately after giving effect to, any such Investment (i) no Default or Event of Default exists or would exist, (ii) the unused portion of the Commitments is equal to or greater than 20% of the total Commitments and (iii) the Leverage Ratio is less than or equal to 2.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (A) Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available); (o) Investments received by the Loan Parties in connection with Dispositions permitted by Section 9.12; (p) guarantees of Debt permitted by Section 9.02; (q) Hedge Agreements to the extent permitted under Section 9.18; (r) (i) a one-time direct or indirect Investment in Designated Basic NewCo made on or before December 31, 2021 in an aggregate amount not to exceed the purchase price for the acquisition of Designated Basic NewCo, (ii) other direct or indirect Investments in Designated Basic NewCo made on or before December 31, 2021 not to exceed $15,000,000.00 in an aggregate amount at any time outstanding; provided that, in each case of clauses (i) and (ii) above, any such Investment in Designated Basic NewCo shall only be permitted so long as both before, and immediately after giving effect to, the making of such Investment (A) the Loan Parties shall have Liquidity at least equal to the greater of (1) $200,000,000.00 and (2) the then-effective

115 Borrowing Base and (B) the Leverage Ratio is less than or equal to 2.25 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (1) Total Debt outstanding on such date and (2) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available), (iii) other Investments in Designated Basic NewCo to be used for working capital purposes made on or after January 1, 2022 and on or before June 30, 2022 not to exceed $10,000,000.00 in an aggregate amount at any time outstanding and (iv) other Investments in Designated Basic NewCo to be used for working capital purposes made after June 30, 2022 not to exceed $5,000,000 in an aggregate amount at any time outstanding, provided that, in each case of clauses (iii) and (iv), both before, and immediately after giving effect to any such Investment, (1) no Default or Event of Default exists or would exist and (2) no Borrowing Base Deficiency exists or would result therefrom; (s) advances to suppliers or contractors in the ordinary course of business in accordance with agreements customary in the oil and gas industry for oil and gas development activities. Section 9.06 Nature of Business; International Operations. The Borrower will not, and will not permit any other Loan Party to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Borrower will not, and will not permit any other Loan Party to, (a) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or (b) form or acquire any Foreign Subsidiaries. Section 9.07 Limitation on Leases. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of Hydrocarbon Interests and leases of drilling rigs), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Loan Parties pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases. Section 9.08 Proceeds of Loans; OFAC. The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent (for provision to each Lender) a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Federal Reserve Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the other Loan Parties and the Unrestricted Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute, or otherwise make available

116 such proceeds to any other Loan Party, any Unrestricted Subsidiary, any other Affiliate, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any applicable to any party hereto. Section 9.09 ERISA Compliance. The Borrower will not, and will not permit any other Loan Party or Unrestricted Subsidiary to, at any time, contribute to any Plan or Multiemployer Plan. Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any other Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable. Section 9.11 Mergers, Etc. The Borrower will not, and will not permit any other Loan Party to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that, so long as no Default or Event of Default has occurred and is then continuing or would result therefrom, (a) any other Loan Party may participate in a consolidation with the Borrower or the Parent (provided that the Borrower or the Parent shall be the survivor) or any other Guarantor (provided that the Guarantor shall be the survivor) and (b) any other Loan Party (other than the Borrower and the Parent) may dissolve so long as such Loan Party does not own or hold any Borrowing Base Properties. Each of the Borrower and the Parent will not change its organizational form, or enter into any transaction which has the effect of changing the Borrower’s or the Parent’s organizational form. Section 9.12 Sale of Properties. The Borrower will not, and will not permit any other Loan Party to, Dispose of any Property except for: (a) the Disposition of cash and Cash Equivalents in the ordinary course of business and not prohibited by this Agreement and the sale of Hydrocarbons or geologic or seismic data and related assets in the ordinary course of business; (b) Dispositions (including asset swaps) in the ordinary course of business of undeveloped acreage to which no proved reserves are attributed in the most recently delivered Reserve Report and assignments in connection with such Dispositions;

117 (c) the Disposition of equipment that is no longer necessary or useful for the business of the Borrower or such Loan Party or is replaced by equipment of at least comparable value and use; (d) the Disposition of any Oil and Gas Property or any interest therein or of the Equity Interests of any other Loan Party owning Oil and Gas Properties (including any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.23(b)); provided that (i) 85% of the consideration received in respect of such Disposition shall be cash or Cash Equivalents (including, for a Disposition constituting a Casualty Event, insurance proceeds), (ii) the consideration received in respect of such Disposition (other than a Disposition constituting a Casualty Event) shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Loan Party subject of such Disposition (as reasonably determined by the board of directors (or equivalent body) of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) the Borrowing Base shall be reduced, effective immediately upon such Disposition, by an amount and to the extent required by Section 2.07(e) and (iv) if any such Disposition is of a Loan Party owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Loan Party; (e) any transfer of Property (including Equity Interests of Subsidiaries) of the Borrower or any other Loan Party to the Borrower or another Loan Party, in each case so long as immediately after giving effect to such transfer, the Borrower and the other Loan Parties are in compliance with Section 8.13 without giving effect to any grace periods specified in Section 8.13; (f) the Liquidation of Hedge Agreements; provided that the Borrowing Base shall be automatically adjusted in accordance with Section 2.07(e) to the extent required thereby; (g) sales, transfers and dispositions or the compromise or settlement of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business (and not as part of a bulk sale or receivables financing); (h) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Loan Parties and not affecting any Oil and Gas Properties; (i) farmouts of undeveloped acreage in the ordinary course of business and assignments in connection with such farmouts or the abandonment, farmout, exchange or other disposition of Oil and Gas Properties not constituting proven reserves; (j) so long as no Borrowing Base Deficiency exists or would result therefrom; sales and other Dispositions of Properties not regulated by Section 9.12(a) through (i) having a fair market value not to exceed $5,000,000 during any 12-month period. Section 9.13 Environmental Matters. The Borrower will not, and will not permit any other Loan Party or Unrestricted Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable

118 Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect. Section 9.14 Transactions with Affiliates. The Borrower will not, and will not permit any other Loan Party to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than transactions between the Borrower and any Guarantor and transactions between Guarantors) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, provided, however, that the restrictions in this Section 9.14 shall not apply to Restricted Payments permitted under Section 9.04 or Investments permitted under Section 9.05. Section 9.15 Loan Parties. The Borrower will not, and will not permit any other Loan Party to, create or acquire any additional Loan Party or designate an Unrestricted Subsidiary as a Restricted Subsidiary, unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.13(a). The Borrower shall not, and shall not permit any other Loan Party to, Dispose of any Equity Interests in any other Loan Party except in compliance with Section 9.12. Neither the Borrower nor any other Loan Party shall have any Foreign Subsidiaries. Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, and Debt creating Liens permitted by Section 9.03(c) but only with respect to the Property subject of such Debt) which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith): (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders, (b) any other Loan Party from paying dividends or making distributions in respect of its Equity Interests to the Borrower or any Guarantor, (c) paying any Debt owed to the Borrower or any other Loan Party, (d) making loans or advances to, or other Investments in, the Borrower or any other Loan Party, or (e) transferring any of its Property to the Borrower or any other Loan Party, provided that the foregoing shall not apply to (a) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien found in any lease, license or similar contract as they affect any Property or Lien subject to such lease, license or contract, (b) customary prohibitions on assignment of rights contained in software license agreements, (c) customary provisions restricting subletting or assignment of any lease governing a leasehold interest (other than any Oil and Gas Property) of any Loan Party and (d) prohibitions or restrictions in governing documents of any joint venture in which a Loan Party owns a minority interest or such joint venture is not otherwise a Subsidiary of a Loan Party, in respect of the transfer of, or the making of dividends or distributions with respect to, Equity Interests in any such joint venture, or with respect to the transfer of or other encumbrance with respect to Property of or Equity Interests in such joint venture. Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any other Loan Party to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any other Loan Party,

119 other than those imbalances which (i) occur in the normal course of business, (ii) do not exceed 2% of the value of the proved producing reserves of the Loan Parties, or (iii) take-or-pay obligations not in excess of $5,000,000 in the aggregate. Section 9.18 Hedge Agreements. (a) The Borrower will not, and will not permit any other Loan Party to, (1) enter into any Hedge Agreements for speculative purposes or (2) enter into any Hedge Agreements with any Person other than (i) (A) Hedge Agreements in respect of commodities, (B) with an Approved Counterparty, (C) with a tenor not to exceed 48 months, and (D) the notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date such Hedge Agreement is executed, 90% of the reasonably projected production from Oil and Gas Properties of the Loan Parties classified as “proved developed producing” in the Initial Reserve Report or thereafter the Reserve Report most recently delivered pursuant to Section 8.11, for each month following the date such Hedge Agreement is entered into, in each case, for crude oil, provided that the volume limitations above shall not apply to (X) short puts or (Y) long put options contracts that are not related to corresponding calls, collars, or swaps, (ii) Hedge Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Hedge Agreements of the Borrower and the other Loan Parties then in effect effectively converting interest rates from floating to fixed) do not exceed, as of the date such Hedge Agreement is entered into, 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate and (iii) Other Hedge Agreements with an Approved Counterparty. In no event shall any Hedge Agreement contain any requirement, agreement or covenant for the Borrower or any other Loan Party to post collateral or margin to secure their obligations under such Hedge Agreement or to cover market exposures; provided, however, that (1) the foregoing shall not prohibit or be deemed to prohibit the Secured Hedge Obligations from being secured by the Security Instruments and (2) the foregoing shall not prohibit or be deemed to prohibit the Borrower or any other Loan Party to post collateral or margin in connection with Section 9.03(e)(y). (b) If, on the last day of any calendar month, the aggregate notional volumes of all Hedge Agreements in respect of commodities pursuant to Section 9.18(a)(i) to which the Borrower or any other Loan Party is a party and for which settlement payments were calculated in such calendar month exceeds 90% of the actual production of Hydrocarbons (for crude oil) from the proved developed producing Oil and Gas Properties of the Loan Parties in such calendar month (other than (X) short puts or (Y) long puts, floors, and basis differential swaps on volumes hedged by other Hedge Agreements), then the Borrower shall, or shall cause each other Loan Party to, Liquidate existing Hedge Agreements pursuant to Section 9.18(a)(i) within fifteen (15) Business Days after the end of such calendar month, such that, after giving effect to such Liquidation, future hedging notional volumes will not exceed 100% of reasonably projected production of Hydrocarbons (for crude oil) from the proved developed producing Oil and Gas Properties of the Loan Parties for the then-current month and any succeeding calendar months.

120 Section 9.19 Amendments to Material Agreements; Amendment to Fiscal Year. (a) The Borrower will not, and will not permit any other Loan Party to, amend, modify or supplement (or enter into any agreement that has the effect of amending, modifying or supplementing) any of its organizational documents in any manner that would be materially adverse to the Lenders in their capacities as such. (b) The Borrower will not, and will not permit any other Loan Party, change its fiscal year to end on a day other than December 31 or change the method of determining its fiscal year. Section 9.20 New Accounts. Without the prior written consent of the Administrative Agent, the Borrower will not, and will not permit any other Loan Party to, open or otherwise establish, any Deposit Account, Commodity Account or Securities Account other than (a) Deposit Accounts, Commodity Accounts and Securities Accounts in which the Administrative Agent has been granted a first-priority Lien and is subject to a Control Agreement and (b) Excluded Accounts. Section 9.21 Repayment of Permitted Additional Debt; Amendment to Terms of Permitted Additional Debt. (a) The Borrower will not, and will not permit any other Loan Party to, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt, except that: (i) so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, the Borrower may Redeem any Permitted Additional Debt with (A) the net cash proceeds of any newly issued Permitted Additional Debt to the extent permitted to be incurred pursuant to Section 9.02(h) or (B) the Borrower may Redeem any Permitted Additional Debt with up to 100% of the direct or indirect net cash proceeds from a substantially concurrent (within 60 days) sale of Equity Interests (other than Disqualified Capital Stock) of any Loan Party; and (ii) from and after the first anniversary of the Effective Date, the Borrower may Redeem any Permitted Additional Debt in cash so long as both before, and immediately after giving effect to, any such Redemption, (A) no Default or Event of Default exists or would exist, (B) the unused portion of the Commitments is equal to or greater than 20% of the total Commitments and (C) the Leverage Ratio is less than or equal to 2.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (1) Total Debt outstanding on such date and (2) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available). (b) The Borrower will not, and will not permit any other Loan Party to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Additional Debt or any Permitted Additional Debt Document if: (i) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon; provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the incurrence of additional Permitted Additional Debt to

121 the extent permitted by Section 9.02(h), or the execution of supplemental indentures to add guarantors if required by the terms of any Permitted Additional Debt, provided such Person complies with Section 8.13(b); or (ii) the effect thereof would be to cause the Borrower to violate the terms of Section 9.02(h). (c) With respect to any Permitted Additional Debt that is subordinated to the Obligations or any other Debt, the Borrower will not, and will not permit any other Loan Party to, designate any such Debt (other than obligations of the Borrower and the other Loan Parties pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of such Permitted Additional Debt Document related to such Permitted Additional Debt that is subordinated to the Obligations or any other Debt. Section 9.22 Restrictions on Activities of Parent and Intermediate Holdco. Notwithstanding any other provision set forth herein, the Parent shall not, nor shall the Parent permit the Intermediate Holdco (if applicable) to: (a) own or otherwise acquire or invest in any Oil and Gas Properties or any other assets other than (i)(A) in the case of the Parent, the Equity Interests of the Borrower or Intermediate Holdco, if applicable and (B) in the case of the Intermediate Holdco, if applicable, the Equity Interests of the Borrower, (ii) cash and Cash Equivalents and (iii) assets (other than Oil and Gas Properties) incidental to the management and advisory services provided to the Loan Parties in the ordinary course of their respective businesses (including legal, accounting, tax and other management and advisory services). (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than (i) Liens securing the Obligations pursuant to the Security Instruments to which the Parent or Intermediate Holdco is a party, (ii) Liens for Taxes, assessments, or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP, and (iii) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; or (c) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. For the avoidance of doubt, neither the Parent, nor shall the Parent permit the Intermediate Holdco (if applicable) to own any Equity Interests in any Unrestricted Subsidiary. Section 9.23 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries. (a) Subject to clause (b) of this Section 9.23, any Person that becomes a Subsidiary of the Borrower or any Restricted Subsidiary shall be classified as a Restricted Subsidiary.

122 (b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary (other than the Intermediate Holdco), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default or Event of Default or Borrowing Base Deficiency would exist, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(n) and (iii) such designation is deemed to be a disposition pursuant to Section 9.12. Except as provided in clause (c) of this Section 9.23, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. (c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date of such redesignation, except (x) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default would exist, and (iii) the Borrower complies with the requirements of Section 8.13, Section 8.20 and Section 9.15. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Restricted Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(n). ARTICLE X EVENTS OF DEFAULT; REMEDIES Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise; (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; (c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party, in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been

123 incorrect in any material respect when made or deemed made (without duplication of any materiality qualifier set forth therein); (d) the Parent, the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(k), Section 8.02, Section 8.03 (solely with respect to the Borrower’s legal existence), Section 8.13, Section 8.16, Section 8.17, Section 8.18, Section 8.19 or Section 8.20 or in Article IX; (e) the Parent, the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Parent, the Borrower or such Loan Party otherwise becoming aware of such default; (f) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest) in respect of any Material Debt, when and as the same shall become due and payable, and such failure continues after the expiration of the applicable grace or notice period; (g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity; provided that this Section 10.01(g) shall not apply to secured Debt that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt. (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) the Parent, the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general

124 assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the holders of Equity Interests of the Borrower shall make any request or take any action for the purpose of calling a meeting of such holders of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs; (j) the Parent, the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding), shall be rendered against the Borrower, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Loan Party to enforce any such judgment; (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, (i) cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor (including the Parent) party thereto or shall be repudiated by any of them, or the Parent, the Borrower, any other Loan Party or any of their Affiliates shall so state in writing or (ii) cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby (other than as a result of the action or inaction of the Administrative Agent or any Lender), or the Parent, the Borrower, any other Loan Party or any of their Affiliates shall so state in writing; or (m) a Change in Control shall occur. Section 10.02 Remedies. (a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Majority Lenders (or the Administrative Agent at the direction of the Majority Lenders) may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including,

125 without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor. (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity. (c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied: (i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such; (ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders; (iii) third, pro rata to payment of accrued interest on the Loans; (iv) fourth, pro rata to payment of (A) principal outstanding on the Loans; (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.08(e) (and cash collateralization of LC Exposure hereunder); (C) Secured Hedge Obligations owing to Secured Hedge Parties; and (D) Secured Cash Management Obligations owing to Secured Cash Management Providers; (v) fifth, pro rata to any other Obligations; and (vi) sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement. provided that, for the avoidance of doubt, Excluded Hedge Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 10.02(c). Section 10.03 Equity Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 10.01, in the event of any Event of Default under the covenant set forth in Section 9.01 and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 8.01(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 8.01(c) with respect to the applicable fiscal quarter hereunder, the Parent may (in accordance with applicable law) sell or issue common Equity Interests of the Parent to any Person that is not a Loan Party (to the extent such transaction would not result in a Change in Control) or otherwise obtain cash capital contributions on account of common Equity Interests

126 and, in either case, apply the proceeds of such issuance of Equity Interests to, as applicable, increase EBITDAX (such application, a “Covenant Cure Payment”); provided that (i) the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, is actually received by the Parent no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 8.01(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 8.01(c) with respect to such fiscal quarter hereunder and (ii) the amount of the Covenant Cure Payment shall not exceed the amount necessary to bring the Borrower into compliance with Section 9.01, if any. Subject to the terms set forth above and the terms in Section 10.03(b) and (c) below, upon (A) application of the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenant set forth in Section 9.01, and (B) delivery of an updated Compliance Certificate executed by a Responsible Officer to the Administrative Agent reflecting compliance with the covenant set forth in Section 9.01, as applicable, such Events of Default shall be deemed cured and no longer in existence. For the avoidance of doubt, the amount of any Covenant Cure Payment made in accordance with the terms of this Section 10.03 shall be deemed to increase EBITDAX by a like amount for purposes of calculating the Leverage Ratio for the relevant fiscal quarter. (b) The parties hereby acknowledge and agree that this Section 10.03 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the financial covenant set forth in Section 9.01 and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any decrease to Debt with the proceeds of such issuance of Equity Interests or other cash capital contribution, as applicable) other than the amount of EBITDAX referred to in Section 10.01(a) above for purposes of determining the Borrower’s compliance with Section 9.01. To the extent a Covenant Cure Payment is applied to increase EBITDAX, such Covenant Cure Payment shall only be taken into account in connection with the calculations of the covenant contained in Section 9.01 as of a particular fiscal quarter end and any subsequent calculations of such covenants which contain such particular fiscal quarter as part of its trailing twelve month period or trailing four quarter period. (c) In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 10.03 is made. Furthermore, the Parent may not utilize more than five cures provided in this Section 10.03 during the duration of this Agreement. ARTICLE XI THE ADMINISTRATIVE AGENT Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Guarantor (including the Parent) shall have rights as a third party beneficiary of any of such provisions.

127 Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of their Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Loan Parties or any other obligor or guarantor, or (vii) any failure by the Parent, the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto. Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

128 The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct. Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub- agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 11.06 Resignation of Administrative Agent. (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the

129 Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation as the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. (b) Notwithstanding Section 11.06(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Instrument for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Instrument, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 11.06 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Instrument, including any action required to maintain the perfection of any such security interest), and (ii) the Majority Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article XI and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

130 Section 11.07 Administrative Agent Individually. With respect to its Commitment, Loans, LC Commitment and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or the Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Majority Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, the Issuing Bank or as one of Majority Lenders or the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Parent, the Borrower, any other Loan Party or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank. Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Loan Parties of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Loan Parties. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Agents nor the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent, the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins, L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Loan Parties, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the

131 Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 11.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 5.03(a) or Section 5.03(c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.10. The agreements in this Section 11.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

132 Section 11.11 Authority of Administrative Agent to Release Collateral and Liens. (a) Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to take the following actions and the Administrative Agent hereby agrees to take such actions at the request of the Borrower: (i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (x) on the “Release Date” (as such term is defined in the Pledge and Security Agreement), (y) that is permitted to be Disposed of or released pursuant to the terms of the Loan Documents or (z) if approved, authorized or ratified in writing by the Majority Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders); (ii) to release any Guarantor from its obligations under the Guaranty Agreement and the Pledge and Security Agreement (or, with respect to the Parent, Article XIII) and the other Loan Documents if such Person ceases to be a Guarantor as a result of a transaction permitted under the Loan Documents; and (iii) to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing. (b) Upon the request of the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.11. (c) Except as otherwise provided in Section 12.08 with respect to rights of setoff, and notwithstanding any other provision contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any right to realize upon any of the Collateral individually, to enforce any Liens on Collateral, or to enforce the Pledge and Security Agreement or the Guaranty Agreement, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby. (d) By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 11.11. Section 11.12 The Arrangers. No Arranger nor any Syndication Agent shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder. Section 11.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including

133 under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

134 Section 11.14 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless Section 11.14(a)(i) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in Section 11.14(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any other Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent, each other Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the

135 Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. Section 11.15 Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.15(a) shall be conclusive, absent manifest error. (b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

136 (c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party. (d) Each party’s obligations under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. ARTICLE XII MISCELLANEOUS Section 12.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic communication, as follows: (i) if to the Borrower, to it at: Berry Petroleum Company, LLC 16000 N. Dallas Pkwy., Suite 500 Dallas, TX 75248 (ii) if to the Administrative Agent or Swingline Lender, to it at: JPMorgan Loan ServicesChase Bank, N.A. 10 S. Dearborn St., Floor L2 Suite IL1-0480 Chicago, IL 60603-2300 Attention: Michael StevensTiara Smith Email: michael.r.stevens@chase.comtiara.n.smith@jpmorgan.com Telephone No.: (312) 732-6468732-4925 with a copy copy(s) to: 2200 Ross Ave., Floor 03 Dallas, TX 75201 Attn: Michele Jones Email: michele.jones@jpmorgan.com JPMorgan Chase Bank, N.A.

137 10 S. Dearborn St., Floor L2 Suite IL1-0480 Chicago, IL 60603-2300 Attention: Commercial Banking Group Fax No.: (844) 490-5663 Email: jpm.agency.cri@jpmorgan.com jpm.agency.servicing.1@jpmorgan.com Agency Withholding Tax Inquiries: Email: agency.tax.reporting@jpmorgan.com Agency Compliance/Financials/Intralinks: Email: covenant.compliane@jpmchase.com (iii) if to the Issuing Bank, to it at: 8181 Communications Pkwy Bldg B, Floor 06 Plano, TX 75024 Contact Name: Kavita Ujjni JPMorgan Chase Bank, N.A. 10 S. Dearborn St., Floor L2 Suite IL1-0480 Chicago, IL, 60603-2300 Email: kavita.x.ujjni@jpmorgan.com For letter of credit commission fees and other inquires: Chicago Attention: LC Agency Activity Team Tel: 800-364-1969 Fax No.: 856-294-5267 Email: chicago.lc.agency.activity.team@jpmchase.com With a copy to: JPMorgan Chase Bank, N.A. 10 S. Dearborn St., Floor L2 Suite IL1-0480 Chicago, IL 60603-2300 Attention: Loan & Agency Services Group Attention: Tiara Smith Email: tiara.n.smith@jpmorgan.com Telephone No.: (312) 732-4925 (iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

138 Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in Section 12.01(b), shall be effective as provided in Section 12.01(b). (b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (d) Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. (e) Posting of Communications. (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on any Approved Electronic Platform. (ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the

139 representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (iii) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OTHER LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OTHER LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. (iv) Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (v) Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (vi) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document Section 12.02 Waivers; Amendments.

140 (a) No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. (b) Subject to Section 3.03(b) and Section 3.03(c), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment, Elected Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders; provided that (1) if there are two Lenders party to this Agreement, affirmations or decreases in the Borrowing Base will require approval of all Lenders in their sole discretion, or modify Section 2.07 in any manner which results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender) and (2) a Scheduled Redetermination may be postponed by the Required Lenders and an automatic reduction of the Borrowing Base may be waived by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 6.01, Section 8.13, Section 10.02(c), or Section 12.14 or change the definition of the term “Subsidiary” without the written consent of each Lender (other than any Defaulting Lender), (vii) release the Parent or any other Guarantor from its obligations under the Guaranty or the Pledge and Security Agreement, as applicable (except as set forth therein), release all or substantially all of the collateral (other than as provided in Section 11.10), reduce the percentage set forth in Section 8.12(a) to less than 90%, without the written consent of each Lender (other than any Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required

141 to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, (A) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and (C) the Administrative Agent and the Borrower (or other applicable Loan Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or Property to become Collateral to secure the Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender. Section 12.03 Expenses, Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each appropriate jurisdiction and other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each appropriate jurisdiction for the Administrative Agent, the Issuing Bank and the Lenders (and in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected parties), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder,

142 including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) THE PARENT AND THE BORROWER SHALL EACH INDEMNIFY THE ADMINISTRATIVE AGENT, EACH OTHER AGENT, EACH ARRANGER, THE ISSUING BANK, AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ONE FIRM OF PRIMARY LEGAL COUNSEL AND ONE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION FOR ALL INDEMNITEES COLLECTIVELY (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, OF ANOTHER FIRM OF COUNSEL FOR SUCH AFFECTED INDEMNITEES), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, OR ANY ACTION TAKEN IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF PRINCIPAL, INTEREST AND FEES, (ii) THE FAILURE OF THE LOAN PARTIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE PARENT, THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE LOAN PARTIES BY THE LOAN PARTIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE LOAN PARTIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES, (x) THE PAST

143 OWNERSHIP BY THE LOAN PARTIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE LOAN PARTIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT, THE LOAN PARTIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE LOAN PARTIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (A) THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (B) A DISPUTE SOLELY BETWEEN OR AMONG INDEMNITEES AND NOT INVOLVING ANY ACT OR OMISSION OF THE LOAN PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR FULFILLING ITS ROLE AS AN AGENT OR ARRANGER WITH RESPECT TO THIS AGREEMENT). (c) To the extent that the Parent or the Borrower, as applicable, fails to pay any amount required to be paid by the Parent or the Borrower, as applicable, to the Administrative Agent, any Arranger, the Issuing Bank, or any of the Related Parties of any of the foregoing Persons, under Section 12.03(a), Section 12.03(b) or Section 12.03(d), each Lender severally agrees to pay to the Administrative Agent, such Arranger, the Issuing Bank, or such Related Party, as the case may be, such Lender’s Applicable Percentage of such amount (as such Applicable Percentage is in effect on the date such payment is sought under this Section 12.03, or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, such Applicable Percentage immediately prior to such date); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger, the Issuing Bank in its capacity as such. The agreements in this Section 12.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

144 (d) To the extent permitted by applicable law (i) no party hereto shall assert, and hereby waives, any claim against any party for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 12.03(d)(ii) shall relieve the Parent or the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (e) All amounts due under this Section 12.03 shall be payable not later than ten days after written demand therefor. Section 12.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment; and

145 (C) the Issuing Bank. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this Section 12.04(b)(ii)(B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non- public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.; and (E) the Applicable Percentage of the Maximum Credit Amount and of the Elected Commitment assigned are equal. For the purposes of this Section 12.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Ineligible Institution” means (a) a natural person or company or investment vehicle operating for the primary benefit of a natural person, (b) a Defaulting Lender or its Lender Parent or (c) the Parent, the Borrower or any of their Affiliates.

146 (iii) Subject to acceptance and recording thereof pursuant to Section 12.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c). (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank, and each Lender. (v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.08(d), Section 2.08(e), Section 2.05(b), Section 4.02 or Section 12.03, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b). (c) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the

147 Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender and the information)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 12.04(b) and (B) shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

148 Section 12.05 Survival; Revival; Reinstatement. (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03, Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. (b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement. Section 12.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the LC Commitment of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

149 (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Borrower and/or any other Loan Party to use any

150 available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Hedge Agreements) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of New York. (b) EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT,

151 NOTWITHSTANDING THE GOVERNING LAW PROVISIONS OF ANY APPLICABLE LOAN DOCUMENT, ANY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT BY ANY SECURED PARTY RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE COLLATERAL OR THE CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (d) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.09(C). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (e) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO

152 THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. (f) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.09. Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of any of its rights or obligations under this Agreement or (ii) any actual counterparty (or its advisors) to any Hedge Agreement relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating any Loan Party or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate (unless such Person knows such Information is subject to a confidentiality restriction) of the foregoing Persons on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Loan Parties relating to the Loan Parties’ businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties and other than information pertaining to this Agreement routinely provided by arrangers to data

153 service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND

154 KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.” Section 12.14 Collateral Matters; Secured Hedge Agreements; Secured Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Hedging Parties and Secured Cash Management Providers on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of Secured Hedge Obligations and Secured Cash Management Obligations. Except as provided in Section 12.02(b), no Secured Hedge Party or Secured Cash Management Provider shall have any voting rights under any Loan Document as a result of the existence of any Secured Hedge Obligation or Secured Cash Management Obligation owed to it. Except with respect to the exercise of setoff rights in accordance with Section 12.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries other than to the extent contemplated by the last sentence of Section 12.04(a). Section 12.16 USA PATRIOT Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name

155 and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act. Section 12.17 No Fiduciary Duty; etc. (a) The Borrower acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto. (b) The Borrower further acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, the Borrower acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies. Section 12.18 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the

156 applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder. Section 12.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 12.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in

157 property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. Section 12.21 Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 12.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON- PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. Section 12.22 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 12.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.22, or otherwise under the Loan Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 12.22 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Hedge Agreement have been discharged or otherwise

158 released or terminated in accordance with the terms of this Agreement and the Guaranty Agreement. Each Qualified ECP Guarantor intends that this Section 12.22 constitute, and this Section 12.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act ARTICLE XIII PARENT GUARANTY Section 13.01 Parent Guaranty. (a) The Parent hereby absolutely, unconditionally and irrevocably guarantees (on a joint and several basis with the other Guarantors) the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (collectively, the “Guaranteed Obligations”); provided, however, that as used herein “Guaranteed Obligations” shall not include the Excluded Hedge Obligations. Without limiting the generality of the foregoing, the Parent’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender under the Loan Documents and by the Borrower or any other Loan Party to any Secured Hedge Party, Secured Cash Management Provider, or any other Secured Party but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other Loan Party. The Parent shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes to the extent such Taxes would be payable by or on account of any obligation of the Borrower or any other Loan Party in accordance with this Agreement. The obligations of the Parent under this Article XIII constitute a guaranty of payment when due and not of collection, and the Parent specifically agrees that it shall not be necessary or required that the Administrative Agent or any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of the Parent hereunder. (b) Anything contained herein to the contrary notwithstanding, the obligations of the Parent under this Article XIII on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case: (i) after giving effect to all liabilities of the Parent, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding: (A) any liabilities of the Parent in respect of intercompany indebtedness to the Borrower or other Loan Party to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Parent hereunder; and

159 (B) any liabilities of the Parent with respect to the Guaranteed Obligations; and (ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Parent pursuant to applicable law or pursuant to the terms of any agreement. Section 13.02 Guaranty Absolute. The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of the Parent under this Article XIII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce the provisions of this Article XIII, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of the Parent under this Article XIII shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses it may now or hereafter have (other than a defense of payment or performance) in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment, waiver of, any consent to or departure from any Loan Document, agreement or instrument relating to Secured Hedge Obligations with a Secured Hedge Party or agreement relating to Secured Cash Management Obligations with a Secured Cash Management Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any lien on any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Loan Documents or any other assets of the Borrower or any other Guarantor; (e) any change, restructuring or termination of the corporate, limited liability company, or partnership structure or existence of the Borrower or any other Guarantor; (f) any failure of any Secured Party to disclose to the Borrower or any other Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the

160 Issuing Bank, any Lender or any other Secured Party (and the Parent hereby irrevocably waives any duty on the part of any Secured Party to disclose such information); (g) any signature of any officer of the Borrower or any other Guarantor being mechanically reproduced in facsimile or otherwise; or (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any other Guarantor or any other guarantor, surety or other Person other than payment in full, in cash, of the Guaranteed Obligations. Section 13.03 Continuation and Reinstatement, Etc. The Parent agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. THE LIABILITIES OF THE PARENT AS SET FORTH IN THIS SECTION 13.03 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. Section 13.04 Waivers and Acknowledgments. (a) The Parent, to the extent not prohibited by applicable law, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral. (b) The Parent, to the extent not prohibited by applicable law, hereby irrevocably waives any right to revoke the provisions of this Article XIII, and acknowledges that the obligations under this Article XIII are continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. (c) The Parent acknowledges that it will receive substantial direct or indirect benefits from (i) the financing arrangements involving the Borrower or any other Guarantor contemplated by the Loan Documents, (ii) the Secured Hedge Obligations provided to the Borrower or any other Guarantor, and (iii) the Secured Cash Management Obligations provided to the Borrower or any other Guarantor, and that the waivers set forth in this Article XIII are knowingly made in contemplation of such benefits. Section 13.05 Subrogation and Subordination. (a) The Parent will not exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of the Parent’s obligations under this Article XIII or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not

161 such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations are paid in full. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to or in connection with the payment in full of the Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Parent under this Article XIII, whether matured or unmatured, in accordance with the terms of the Loan Documents. (b) The Parent agrees that, until after the Obligations are paid in full, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority (in liquidation, dissolution, bankruptcy, reorganization, or otherwise) to all obligations of the Parent in respect of the Guaranteed Obligations hereunder, and the Parent shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination, it being understood that unless an Event of Default has occurred and is continuing (or would otherwise result from the making of any such payment or prepayment), payments and prepayments in respect of such Subordinated Guarantor Obligations may be made from time to time. The Parent agrees that none of the Subordinated Guarantor Obligations shall be secured by a Lien or security interest on any assets of the Parent, including any ownership interests in any subsidiary of the Parent (including the Borrower) or on any other assets of the Parent or any subsidiary (including the Borrower). “Subordinated Guarantor Obligations” means any and all obligations and liabilities of either (i) the Borrower or any other Guarantor owing to the Parent, or (ii) the Parent owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs. Section 13.06 Representations and Warranties. The Parent hereby represents and warrants to the Secured Parties as follows: (a) There are no conditions precedent to the effectiveness of the obligations of the Parent under this Article XIII. The Parent benefits from executing this Agreement and the undertaking its obligations hereunder, including without limitation, those set forth in this Article XIII. (b) The Parent has, independently and without reliance upon the Administrative Agent, any Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the obligations hereunder, and the Parent has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be sufficiently familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person. Section 13.07 Right of Set-Off. Subject to Section 11.11, upon the occurrence and during the continuance of any Event of Default, any Lender or the Administrative Agent, the Issuing Bank

162 and any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of the Parent against any and all of the obligations of the Parent under this Article XIII, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be contingent and unmatured or are owed to another branch or office of a Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. Such Secured Party shall promptly notify the Parent after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 13.07 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have. Section 13.08 Continuing Guaranty: Assignments. The obligations of the Parent under this Article XIII are a continuing guaranty and shall (a) remain in full force and effect until the Obligations are paid in full, (b) be binding upon the Parent and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender and the Issuing Bank and their respective successors, and, in the case of transfers and assignments made in accordance with this Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by each Secured Party and each of its successors, transferees and assigns to the extent such successor, transferee or assign also falls within the definition of Secured Party. Without limiting the generality of the foregoing clause (c), subject to Section 12.04, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the this Agreement (including, without limitation, all or any portion of its Commitment, the Borrowings owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of this Agreement. The Parent acknowledges that upon any Person becoming a Lender, the Administrative Agent or the Issuing Bank in accordance with this Agreement, such Person shall be entitled to the benefits of this Agreement, including, without limitation, such benefits under this Article XIII. [SIGNATURES BEGIN NEXT PAGE]

[EXHIBIT B TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] EXHIBIT B FORM OF BORROWING REQUEST [________________], 20[__] Berry Petroleum Company, LLC (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement, dated as of August 26, 2021 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning ascribed such term in the Credit Agreement), among the Borrower, Berry Corporation (bry), JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and the other lenders from time to time party thereto, hereby requests a Borrowing as follows: (i) Aggregate amount of the requested Borrowing is $[__________]; (ii) Date of such Borrowing is [__________], 20[__]; (iii) Requested Borrowing is to be [an ABR Borrowing] [a Term Benchmark Borrowing] [a RFR Borrowing]; (iv) In the case of a Term Benchmark Borrowing, the initial Interest Period applicable thereto is [__________]; (v) Amount of Borrowing Base in effect on the date hereof is $[__________]; (vi) Among of the Aggregate Elected Commitment Amounts in effect on the date hereof is $[__________]; (vii) Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[__________]; (viii) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[__________]; and (ix) [the Consolidated Cash Balance (without regard to the requested Borrowing) is $[__________] and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing) is $[__________]; and] (x) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows: [ ] [ ] [ ] [ ] [ ]

[EXHIBIT B TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement. BERRY PETROLEUM COMPANY, LLC By: Name: Title:

[EXHIBIT C TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] EXHIBIT C FORM OF INTEREST ELECTION REQUEST [________________], 20[__] Berry Petroleum Company, LLC (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement, dated as of August 26, 2021 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning ascribed such term in the Credit Agreement), among the Borrower, Berry Corporation (bry), JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and the lenders from time to time party thereto, hereby makes an Interest Election Request as follows: (i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) are [__________]; (ii) The effective date of the election made pursuant to this Interest Election Request is [__________], 20[__]; [and] (iii) The resulting Borrowing is to be [an ABR Borrowing] [a Term Benchmark Borrowing] [a RFR Borrowing][; and] [(iv) [If the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period applicable to the resulting Borrowing after giving effect to such election is [__________]]. The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement. BERRY PETROLEUM COMPANY, LLC By: Name: Title:

[EXHIBIT K TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] EXHIBIT K FORM OF ELECTED COMMITMENT INCREASE CERTIFICATE [__________], 20[ ] To: JPMORGAN CHASE BANK, N.A., as Administrative Agent Berry Petroleum Company, LLC (the “Borrower”), JPMorgan Chase Bank, N.A., as the Administrative Agent, and the lenders party thereto have heretofore entered into that certain Credit Agreement dated as of August 26, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement. This Elected Commitment Increase Certificate is being delivered pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement. Please be advised that the undersigned has agreed (a) to increase its Elected Commitment under the Credit Agreement effective [__________], 20[__] (the “Increase Effective Date”) from $[__________] to $[__________] and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents to which it is a party. With reference to Section 2.06(c)(ii)(C) of the Credit Agreement, the Borrower hereby confirms that [Check Applicable Box]: [ ] There are, or if the Increase Effective Date is after the date hereof, there will be, no Term Benchmark Borrowings outstanding on the Increase Effective Date. [ ] There are, or if the Increase Effective Date is after the date hereof, there will be, Term Benchmark Borrowings outstanding on the Increase Effective Date and the Borrower will pay any compensation required by Section 5.02 of the Credit Agreement on the Increase Effective Date. Very truly yours, BERRY PETROLEUM COMPANY, LLC By: Name: Title:

[EXHIBIT K TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] Accepted and Agreed: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: ______________________________ Name: ______________________________ Title: ______________________________ Accepted and Agreed: [Name of Increasing Lender] By: ______________________________ Title: ______________________________

[EXHIBIT L TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] EXHIBIT L FORM OF ADDITIONAL LENDER CERTIFICATE [ ], 20[ ] To: JPMORGAN CHASE BANK, N.A., as Administrative Agent Berry Petroleum Company, LLC (the “Borrower”), JPMorgan Chase Bank, N.A., as the Administrative Agent, and the lenders party thereto have heretofore entered into that certain Credit Agreement dated as of August 26, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement. This Additional Lender Certificate is being delivered pursuant to Section 2.06(c)(ii)(H) of the Credit Agreement. Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective [__________], 20[___] (the “Additional Lender Effective Date”) with a Maximum Credit Amount of $[__________] and an Elected Commitment of $[_________] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents to which it is a party. This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if requested by the Additional Lender, an executed Note payable to such Additional Lender (or its registered assigns) in a principal amount equal to its Maximum Credit Amount, (ii) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Additional Lender, and (iii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. With reference to Section 2.06(c)(ii)(C) of the Credit Agreement, the Borrower hereby confirms that [Check Applicable Box]: [ ] There are, or if the Additional Lender Effective Date is after the date hereof, there will be, no Term Benchmark Borrowings outstanding on the Additional Lender Effective Date. [ ] There are, or if the Additional Lender Effective Date is after the date hereof, there will be, Term Benchmark Borrowings outstanding on the Additional Lender Effective Date and the Borrower will pay any compensation required by Section 5.02 of the Credit Agreement on the Additional Lender Effective Date.

[EXHIBIT L TO THIRD AMENDMENT TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC] Very truly yours, BERRY PETROLEUM COMPANY, LLC By: Name: Title:

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS AND ELECTED COMMITMENTS

Name of Lender	**Applicable Percentage**	**Elected Commitment**	**Maximum Credit Amount**
JPMorgan Chase Bank, N.A.	18.500000000%	$37,000,000.00	$92,500,000.00
KeyBank National Association	16.500000000%	$33,000,000.00	$82,500,000.00
BOKF, NA	16.500000000%	$33,000,000.00	$82,500,000.00
Valley Republic Bank	15.000000000%	$30,000,000.00	$75,000,000.00
Capital One, National Association	12.500000000%	$25,000,000.00	$62,500,000.00
Cathay Bank	10.000000000%	$20,000,000.00	$50,000,000.00
Goldman Sachs Lending Partners LLC	10.000000000%	$20,000,000.00	$50,000,000.00
Macquarie Investments US Inc	1.000000000%	$2,000,000.00	$5,000,000.00
TOTAL	100.000000000%	$200,000,000.00	$500,000,000.00

[Annex I to Third Amendment to Credit Agreement – Berry Petroleum Company, LLC]